UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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LKQ Corporation

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March 17, 2011

Dear Fellow Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of LKQ Corporation at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 1:30 p.m., Central Time, on May 2, 2011.

This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning LKQ that you should be aware of when you vote your shares.

The principal business of the 2011 Annual Meeting will be to elect directors, to ratify the appointment of our independent registered public accounting firm, to approve an annual bonus plan, to re-approve our Long Term Incentive Plan, to amend our 1998 Equity Incentive Plan, to hold an advisory vote on executive compensation, and to hold an advisory vote on the frequency of holding advisory votes on executive compensation. We also plan to review the status of the Company’s business at the meeting and answer any questions you may have.

It is important that your shares are represented at the 2011 Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you vote your shares as soon as possible.

On behalf of the Board of Directors and management, we would like to express our appreciation for your investment in LKQ Corporation.

Sincerely,

Donald F. Flynn Chairman	Joseph M. Holsten Vice Chairman and Co-Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2011

Notice is hereby given that the 2011 Annual Meeting of the Stockholders of LKQ Corporation will be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 on Monday, May 2, 2011 at 1:30 p.m., Central Time. The purpose of our 2011 Annual Meeting is to:

1.	Elect ten directors for the ensuing year.

2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

3.	Approve a Management Incentive Plan so that our annual bonus payments qualify as tax-deductible performance-based compensation.

4.	Re-approve our Long Term Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation.

5.	Approve an amendment to our 1998 Equity Incentive Plan that increases the number of shares of our common stock available for issuance under the plan.

6.	Hold an advisory vote on executive compensation.

7.	Hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

8.	Transact such other business as may be properly brought before the 2011 Annual Meeting or any adjournment or postponement of the 2011 Annual Meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact of our 2011 Annual Meeting. On or about March 17, 2011, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. All other stockholders will receive the proxy materials by mail.

You can vote at the 2011 Annual Meeting in person or by proxy if you were a stockholder of record on March 7, 2011. Whether or not you plan to attend, please review our proxy materials and submit your vote by proxy. Instructions for voting are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time prior to its use at the 2011 Annual Meeting.

By Order of the Board of Directors

Victor M. Casini

Senior Vice President, General Counsel and Secretary

March 17, 2011

YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

LKQ CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2011

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INTRODUCTION

We have sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of the common stock of LKQ Corporation at our upcoming annual meeting of stockholders for 2011 (the (“2011 Annual Meeting”). In this Proxy Statement, the words “LKQ,” “Company,” “we,” “our,” “ours,” and “us” refer to LKQ Corporation and its subsidiaries.

In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), the information below included under the captions “Report of the Audit Committee” and “Compensation Committee Report” will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Monday, May 2, 2011.

This Proxy Statement and our 2010 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at:

http://investor.lkqcorp.com/phoenix.zhtml?c=147311&p=proxy.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to the beneficial owners of our stock. All stockholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of the 2011 Annual Meeting. We are mailing the Notice Regarding the Availability of Proxy Materials to beneficial owners, and mailing the proxy materials to record holders, on or about March 17, 2011.

Date, Time and Place of the Meeting

The 2011 Annual Meeting will be held on Monday, May 2, 2011, at 1:30 p.m., Central Time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603. To obtain directions to attend the meeting, please contact our Secretary. Our principal executive offices are located at 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602 (telephone: 312-621-1950).

Purpose of the Meeting

The purpose of the 2011 Annual Meeting is to vote on the following:

1. To elect ten directors, each to serve for a term of one year ending at the 2012 Annual Meeting of Stockholders;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011;

3. To approve a Management Incentive Plan so that our bonus payments qualify as tax-deductible performance-based compensation;

4. To re-approve our Long Term Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation;

5. To approve an amendment to our 1998 Equity Incentive Plan that increases the number of shares of our common stock available for issuance under the plan;

6. To hold an advisory vote on executive compensation;

7. To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

8. To transact any other business properly brought before the 2011 Annual Meeting or any adjournment or postponement of the 2011 Annual Meeting.

Who Can Vote

Stockholders of record at the close of business on March 7, 2011, the record date, will be entitled to notice of and to vote at the 2011 Annual Meeting or any adjournment or postponement of the meeting. As of March 7, 2011, there were 145,863,461 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the meeting.

How You Can Vote

Your vote is important. If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the two following methods: (i) by Internet by going to the web address www.ilstk.com and following the instructions for Internet voting shown on your proxy card; or (ii) by proxy card by completing, signing, dating and mailing your proxy card in the envelope provided.

If your shares are held in “street name” (through a broker, bank or other nominee), you may vote your shares in person at the meeting or by one of the two following methods: (i) by Internet by going to the web address www.proxyvote.com and following the instructions for Internet voting shown on the Notice Regarding the Availability of Proxy Materials; or (ii) by proxy card by requesting a paper copy of our proxy materials using the instructions on the Notice Regarding Availability of Proxy Materials.

If you return your signed proxy card or use Internet voting before the 2011 Annual Meeting, the named proxies will vote your shares as you direct. If you send in your proxy card or use Internet voting but do not specify how you want to vote your shares, the proxies will vote your shares in accordance with how the Board of Directors recommends that you vote as set forth below under “How the Board Recommends that You Vote.”

How the Board Recommends that You Vote

The Board of Directors unanimously recommends that you vote:

•	FOR all of the nominees for election to the Board of Directors in Proposal One—Election of our Board of Directors;

•	FOR Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm;

•	FOR Proposal Three—approval of the LKQ Corporation Management Incentive Plan;

•	FOR Proposal Four—re-approval of the LKQ Corporation Long Term Incentive Plan;

•	FOR Proposal Five—approval of the amendment to the LKQ Corporation 1998 Equity Incentive Plan;

•	FOR Proposal Six—approval, on an advisory basis, of the compensation of our named executive officers; and

•	FOR the option “yearly” in Proposal Seven, on an advisory basis, as the frequency of the advisory vote on executive officer compensation.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet voting instructions or completing, signing, dating and returning a proxy card;

•	Sending written notice of revocation to our Secretary; or

•	Attending the 2011 Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions the broker, bank or other nominee provides.

Quorum Requirement

The presence at the 2011 Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the 2011 Annual Meeting. Shares represented by “broker non-votes” and by proxies marked “Abstain” are counted in determining whether a quorum is present for the transaction of business at the 2011 Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Vote Required

For Proposal One—Election of our Board of Directors, you may vote “for” or withhold your vote with respect to each director. The election of directors will be decided by the affirmative vote of a plurality of shares of our common stock as of the record date present in person or represented by proxy at the 2011 Annual Meeting. “Plurality” means the ten individuals who receive the greatest number of votes cast “for” are elected as directors.

For Proposals Two through Six, you may vote “for,” “against” or “abstain” with respect to each proposal. Each proposal will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy and entitled to vote at the 2011 Annual Meeting. However, Proposal Six is an advisory vote only. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

For Proposal Seven—Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation, you may vote for a frequency of “yearly,” “every two years” or “every three years.” The option of one, two or three years that receives the highest number of votes cast will be the frequency for the advisory vote on executive compensation that has been selected by the stockholders.

We have appointed IST Shareholder Services as our independent inspector of election. IST Shareholder Services will determine whether a quorum is present and will tabulate all votes cast at our 2011 Annual Meeting.

Discretionary Voting and Adjournments

We currently are not aware of any business to be acted upon at the 2011 Annual Meeting other than that described in this Proxy Statement. If, however, other matters properly are brought before the 2011 Annual Meeting, or any adjournment or postponement of the 2011 Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including to adjourn the 2011 Annual Meeting.

Adjournment of the 2011 Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the 2011 Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the 2011 Annual Meeting. We currently do not intend to seek an adjournment of the 2011 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF OUR BOARD OF DIRECTORS

Nominees

Ten directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at our annual meeting of stockholders in 2012. All of the nominees are serving as directors as of the date of this Proxy Statement.

Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these ten nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position(s)
A. Clinton Allen (1)(2)(3)	67	May 2003	Director
Victor M. Casini	48	May 2010	Senior Vice President, General Counsel, Secretary and Director
Robert M. Devlin (2)(4)	70	August 2003	Director
Donald F. Flynn (5)	71	February 1998	Chairman of the Board
Kevin F. Flynn (1)(5)(6)(7)	43	May 2008	Director
Ronald G. Foster (2)	69	October 2007	Director
Joseph M. Holsten (5)(7)	58	November 1998	Co-Chief Executive Officer and Vice Chairman of the Board
Paul M. Meister (1)(4)	58	February 1999	Director
John F. O’Brien (1)(2)	67	July 2003	Director
William M. Webster, IV (4)(7)	53	June 2003	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	A. Clinton Allen was elected Lead Independent Director on March 7, 2011
(4)	Member of the Governance/Nominating Committee
(5)	Member of the Executive Committee
(6)	Kevin F. Flynn was elected to the Audit Committee and the Executive Committee on March 7, 2011
(7)	Member of the Government Affairs Committee

Biographical information concerning our ten nominees is presented below.

A. Clinton Allen. Mr. Allen currently is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 until March 2002, and Chairman of Psychemedics Corporation from March 2002 until November 2003. Mr. Allen was Vice Chairman and a director of The DeWolfe Companies, Inc., a real estate company, from 1991 until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands Inc., a worldwide company selling knives, watches and related accessories, from 1995 until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., a manufacturer of musical instruments; a director and non-executive Chairman of Collector’s Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; a director of Brooks Automation, a provider of automation technology to the semiconductor industry; and a director of Avantair, Inc., a seller and manager of fractional ownerships of professionally piloted aircraft. In March 2011, Mr. Allen was elected as our Lead Independent Director.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Allen should serve as a director of LKQ include his expertise in the areas of corporate governance and responsibility, audit practices and executive compensation. His qualifications in these areas have helped us formulate our corporate governance principles. Mr. Allen also serves on both our Audit Committee and our Compensation Committee because of his knowledge in these areas.

Victor M. Casini. Mr. Casini has been our Vice President, General Counsel and Secretary from our inception in February 1998. In March 2008, he was elected Senior Vice President. In May 2010, Mr. Casini was elected to our Board of Directors. Since July 1992, Mr. Casini also has been Executive Vice President and General Counsel of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm that is wholly owned by our Chairman of the Board, Donald F. Flynn. Mr. Casini served as Senior Vice President, General Counsel and Secretary of Discovery Zone, Inc., an operator and franchisor of family entertainment centers, from July 1992 until May 1995. Prior to July 1992, Mr. Casini practiced corporate and securities law with the law firm of Bell, Boyd & Lloyd LLP in Chicago, Illinois for more than five years.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Casini should serve as a director of LKQ include his tenure with us from our inception, the knowledge he has gained as Executive Vice President of a venture capital and financial consulting firm for over 17 years, and his experience from practicing law for over 22 years. Mr. Casini has been our General Counsel and an executive officer of LKQ since its formation in 1998, which permits him to inject into board decision-making the knowledge gained while helping to oversee the building of our Company. He also has been exposed to numerous business transactions as an executive of Flynn Enterprises, which provide a solid background of experience to contribute to the consideration of proposed business transactions by LKQ. Finally, having served as a corporate and securities lawyer at a major Chicago law firm and as a General Counsel of two publicly-traded companies, Mr. Casini brings a valuable perspective and analytical skills to his role as a director.

Robert M. Devlin. Mr. Devlin has been the chairman of Curragh Capital Partners, a private equity firm, since October 2001. Prior to October 2001, he was employed by American General Corporation, an insurance and financial services organization, and its affiliates since 1977, serving most recently as Chairman (since 1997), and President and Chief Executive Officer (since 1996). He was Vice Chairman of American General from September 1993 to October 1995 and served as director from October 1993 to September 2001. From September 1986 to September 1993, Mr. Devlin was President and Chief Executive Officer of American General Life. Mr. Devlin has served since 1997 as a member of the board of directors of Cooper Industries, Ltd., a manufacturer of electrical products, tools and hardware. Mr. Devlin has served since 2007 as a member of the board of directors of Discover Financial Services, a credit card issuer and electronic payment services company.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Devlin should serve as a director of LKQ include his extensive involvement in the insurance industry and the financial services industry through his positions with American General. Our business is heavily dependent on the cooperation of automobile insurance companies, and Mr. Devlin contributes valuable insight with respect to our business relationships with insurance companies. Mr. Devlin also provides knowledgeable advice with respect to financial matters. Mr. Devlin’s membership on the board of Cooper Industries, a manufacturing company, benefits us with respect to issues that arise with our dealings with automotive parts manufacturers. Finally, with his extensive career in management, he has an excellent understanding of general management in regard to people, structure and systems.

Donald F. Flynn. Mr. Flynn is and has been the sole stockholder of Flynn Enterprises, Inc., a venture capital, hedging and consulting firm, since its inception in March 1992. Mr. Flynn also was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel in Michigan City, Indiana, from February 1997 until November 1999, when Blue Chip was sold to Boyd Gaming Corporation. Mr. Flynn was Chairman of the Board of Discovery Zone, Inc., from July 1992 until May 1995, and remained a member of the

Board until February 1996. He was also Chief Executive Officer of Discovery Zone from July 1992 to April 1995. From 1972 through 1990, Mr. Flynn held various positions at Waste Management, Inc., a solid waste services company, including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of three investors who acquired control of Blockbuster Entertainment Corporation, the world’s largest video rental company, in 1987 and was a director thereof from February 1987 until September 1994 when Blockbuster was sold to Viacom Inc. Mr. Flynn was a director from 1996 to 2008 and major shareholder of Emerald Casino, Inc., a former owner of a license to operate a riverboat casino in the State of Illinois.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Flynn should serve as a director of LKQ include his extensive experience acquiring and building successful companies and his expertise in financial accounting and financial statement analysis. Mr. Flynn was instrumental in building Waste Management, Blockbuster Entertainment and Discovery Zone from fledgling companies to national or international, publicly-traded corporations. The experience he gained from the numerous acquisition and capital-raising transactions that occurred during his tenure at these entities have helped and continue to help LKQ grow its business. In addition, Mr. Flynn’s expertise in financial accounting and financial statement analysis allows him to provide valuable advice regarding, among other matters, our acquisition activity, our financial statement preparation and our credit arrangement negotiations. Also, Mr. Flynn, as one of our largest stockholders, brings a strong owner’s perspective to the Board’s deliberations.

Kevin F. Flynn. Mr. Flynn is and has been the Chairman and Chief Executive Officer of Emerald Ventures, Inc., a private investment holding and financial advisory company, since 1996. He also is and has been the Chairman of Renovo Services, LLC, a national collateral recovery company specializing in vehicle transition management, investigations, collections and remarketing, since September 2005. Since June 1995, he has been the President of Flynn Enterprises, Inc. Mr. Flynn was the Chief Executive Office of Emerald Casino, Inc. from June 1999 to August 2002. In January 2001, the Illinois Gaming Board issued an initial decision seeking to revoke Emerald’s license. In July 2002, certain creditors filed a bankruptcy petition against Emerald. The bankruptcy court confirmed a plan of reorganization in July 2004. In May 2005, the Illinois Gaming Board reversed its decision to support the plan of reorganization and revoked Emerald’s license. The bankruptcy case and a related adversary proceeding (in which Mr. Flynn is a defendant) are pending. Mr. Flynn was the Chairman and Chief Executive Officer of Blue Chip Casino, Inc., from February 1997 until November 1999 when it was sold to Boyd Gaming Corporation. Mr. Flynn previously was a member of our board of directors from February 1999 to May 2003. Mr. Flynn is the son of Donald F. Flynn.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Flynn should serve as a director of LKQ include his exceptional knowledge regarding general business transactions (including mergers and acquisitions), capital markets, capital raising transactions, operations, government affairs and financial statement analysis. Mr. Flynn has been involved in a myriad of business ventures, including video store ownership, franchising indoor children’s playgrounds, casino gaming and asset repossession. Mr. Flynn has had a particular focus on the capital-raising aspects of these businesses. In addition, Mr. Flynn was instrumental in the initial formation of LKQ, was a member of our Board of Directors from February 1999 to May 2003, and has assisted us in connection with certain of our acquisitions. These experiences, as well as his own significant ownership position in the company, bring a unique and valuable perspective to matters facing LKQ.

Ronald G. Foster. Mr. Foster was the Chairman of the Board of Keystone Automotive Industries, Inc. from August 2000 until October 2007 when we acquired Keystone. In October 2007, Mr. Foster was elected to our Board of Directors pursuant to a covenant in the Keystone acquisition agreement wherein we committed to add two Keystone directors to our Board of Directors. Mr. Foster has been a consultant since he left the automotive segment of Tenneco, Inc. in October 1993, where he specialized in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he held various positions within the automotive segment, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Foster should serve as a director of LKQ include his extensive experience managing businesses in the automotive parts industry in both the original equipment and replacement part segments, his role as Chairman of the Board of Keystone Automotive Industries, Inc., and his knowledge of SEC and other regulatory requirements for publicly-traded companies.

Joseph M. Holsten. Mr. Holsten joined us in November 1998 as our President and Chief Executive Officer. He was elected to our Board of Directors in February 1999. In November 2010, Mr. Holsten was appointed as Vice Chairman of our Board of Directors. On January 1, 2011, his officer position changed to Co-Chief Executive Officer. Prior to joining us, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc where his responsibility was to streamline operating activities. Prior to working for Waste Management, Mr. Holsten was staff auditor at a public accounting firm. Mr. Holsten also has served since May 2009 as a member of the Board of Directors of Covanta Holding Corporation, a holding company in the energy-from-waste solutions and insurance products business.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Holsten should serve as a director of LKQ include primarily his unparalleled knowledge of our business and our industry. Mr. Holsten has been with us almost since our inception and from that time has become intimately familiar with all aspects of our business, including in particular operational and financial matters. His knowledge and experience provide a critical component for the proper functioning of our Board. Mr. Holsten also brings to our Board his significant operational experience from his key positions at Waste Management. He also brings financial accounting skills to our Board through his prior work at a public accounting firm.

Paul M. Meister. Mr. Meister is Chairman and Chief Executive Officer of inVentiv Health, Inc., a leading, global provider of results-driven clinical, consulting and commercial services to the biopharmaceutical and healthcare industries. In addition, Mr. Meister is Chief Executive Officer and Co-Founder of Liberty Lane Partners, LLC, a private investment firm utilizing its broad-based experience in operating and financial management. He formerly was Chairman of the Board of Thermo Fisher Scientific Inc., a provider of products and services to businesses and institutions in the field of science, which was formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation in November 2006. Mr. Meister was Vice Chairman of Fisher Scientific International Inc. from 2001 to 2006, and served as its chief financial officer from 1991 to 2001. Fisher Scientific International provided products and services to research, healthcare, industrial, educational and government markets. Mr. Meister has served since 1995 as a director of M & F Worldwide Corp., a publicly owned affiliate of MacAndrews & Forbes Holdings Inc. In addition, he is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Meister should serve as a director of LKQ include his executive positions with an S&P 500 company, including Chairman of the Board and Chief Financial Officer, and his MBA in Finance and Accounting. Mr. Meister provides sound judgment and discernment to our Board from the experience gained in his key roles with Fisher Scientific International and Thermo Fisher Scientific. His ten years as a Chief Financial Officer and his MBA in Finance and Accounting give him the skills to serve in the important role of our audit committee financial expert.

John F. O’Brien. Mr. O’Brien retired in 2002 as the Chief Executive Officer of Allmerica Financial Corporation, a public insurance company. In addition to serving on our Board of Directors, he is a director and non-executive chairman of Cabot Corporation, a global specialty chemicals corporation; the Lead Director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions; and a director of a family of 35 registered investment companies managed by BlackRock, an investment management advisory firm. From June 1989 to August 2006, Mr. O’Brien was a director of Abiomed, Inc., a developer and manufacturer of cardiovascular products. From August 1989 to November 2002, Mr. O’Brien was President and Chief Executive

Officer of Allmerica Financial Corporation. From 1968 to 1989, Mr. O’Brien held several positions at Fidelity Investments, including Group Managing Director of FMR Corporation (from 1986 to 1989), Chairman of Institutional Services Company (from 1986 to 1989) and Chairman of Brokerage Services, Inc. (from 1984 to 1989).

The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. O’Brien should serve as a director of LKQ include his tenure as the President and CEO of a Fortune 500 insurance company and over 35 years of experience in the insurance and investment management industries. His insurance and financial experience provide him with skills and knowledge that he is able to contribute to our Board’s oversight with regard to LKQ’s relationship with the insurance industry. Moreover, he is able to provide oversight with regard to budgeting, financial planning, and the appropriate financial strength and capital structure of the Company.

William M. Webster, IV. Mr. Webster is the co-founder and Chairman of the Board of Directors of Advance America, Cash Advance Centers, Inc., the largest payday advance lender in the United States. Prior to founding Advance America in 1997, Mr. Webster was part of the Bush-Clinton transition team and subsequently served the Clinton Administration in various capacities, including Chief of Staff to the Secretary of Education, Richard W. Riley, and as Assistant to the President and Director of Scheduling and Advance in the White House. Mr. Webster is a director of Golub Capital BDC, LLC, an externally managed, closed-end, non-diversified management investment company. Mr. Webster is the past President and a Founding Board Member of the Community Financial Services Association (CFSA), the national trade association for payday advance lenders.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Webster should serve as a director of LKQ include his experience as Chairman of the Board and Chief Executive Officer of Advance America, Cash Advance Centers, Inc. and his past service as a member of the Board of Advisors of Golub Capital, an affiliate of Golub Capital BDC, LLC and a leading provider of financing solutions for the middle market. These roles give Mr. Webster a unique perspective with respect to financing matters involving LKQ. Mr. Webster also graduated from the University of Virginia Law School, and he brings to our Board of Directors analytical skills developed through his legal education.

We recommend that you vote “FOR” the election

of each of the nominees for director.

Nominating Process

The Governance/Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders and will apply the same evaluation to such recommendations submitted by stockholders as to recommendations submitted by any other person or entity. The Governance/Nominating Committee operates under a written charter, which is available on our corporate website at www.lkqcorp.com. The charter includes a statement of the competencies and personal attributes of nominees to the Board of Directors to be used as a guideline in connection with their evaluation.

Some of the competencies and personal attributes that the Governance/Nominating Committee considers include a nominee’s experience, general judgment and knowledge, grasp of the Company’s business, understanding of the function of the Board to represent stockholders’ interests, willingness to devote adequate time to board duties, ability to effectively communicate, and demonstration of vision and leadership. In identifying nominees for director, the Governance/Nominating Committee seeks persons with diverse and complementary (as opposed to overlapping) competencies and attributes. The Governance/Nominating Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age or national origin.

Stockholders who wish the Governance/Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance/Nominating Committee in care of the Secretary of the Company at the Company’s principal executive offices, as described in the section below entitled “Submitting Your Proposals for the 2012 Annual Meeting.”

CORPORATE GOVERNANCE

Board Leadership Structure

We have different persons in the roles of Chairman of the Board and Chief Executive Officer. Mr. Donald Flynn has been our Chairman of the Board since the Company’s inception in February 1998. Mr. Holsten has been our Chief Executive Officer since November 1998. Mr. Holsten became Co-Chief Executive Officer in January 2011. Robert L. Wagman, formerly our Senior Vice President of Operations – Wholesale Parts Division, became Co-Chief Executive Officer with Mr. Holsten in January 2011. We believe that this leadership structure is appropriate for our Company because our Chairman of the Board, on the one hand, and our Co-Chief Executive Officers, on the other hand, complement each other in their common objective of leading our Company to success. Mr. Flynn is a non-employee director and is one of our largest stockholders. In addition, Mr. Flynn brings to us a vast amount of experience building companies and has particular expertise in financial accounting. Mr. Holsten has a great deal of experience operating companies and also has a strong financial accounting background. Mr. Wagman has worked in our industry for over 23 years and adds his extensive knowledge of the operations side of our business. Messrs. Flynn, Holsten and Wagman are able to apply their different yet complementary strengths to give the Board of Directors a unique perspective with respect to the key business issues that arise and help the Board to make well-informed decisions regarding such issues.

On March 7, 2011, A. Clinton Allen was designated by our Board of Directors as our Lead Independent Director. Mr. Allen leads the executive sessions of our independent directors and focuses particular attention on our corporate governance matters. We believe that in fulfilling this role Mr. Allen complements the strengths of our Chairman and Co-Chief Executive Officers described above and strengthens our Board’s leadership.

Role of Board of Directors in Our Risk Management Process

We have well developed processes in place to manage our key strategic, operational, financial, and compliance risks. Our entire Board of Directors is responsible for monitoring and evaluating the risks we face and our risk management processes. We implement our risk management processes through the periodic disclosure to the Board of such risks by each of our Chairman of the Board and our Co-Chief Executive Officers and other appropriate executives (including our Chief Financial Officer and our General Counsel) with respect to such matters as acquisitions, capital raising transactions, financial accounting matters and legal issues. In addition, our annual strategic planning and budgeting process includes identification of risks and a sensitivity analysis, which is reviewed with our Board. Our Internal Audit department develops a risk-based audit plan annually that is reviewed with our Audit Committee, along with the results of internal audit reviews and activities. We believe that the Board’s oversight of risks is enhanced by our leadership structure because the Board often receives more than one point of view regarding the risks, thereby leading to a more thorough analysis of the matter.

Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Governance/Nominating Committee, has affirmatively determined that each nominee for election as a director (except Joseph M. Holsten and Victor M. Casini) is independent in that each such person has no material relationship with the Company, our management or our independent registered public accounting firm, and otherwise meets the independence and other requirements of the listing standards of Nasdaq, the rules and regulations of the SEC and applicable law. The Board determined that Messrs. Holsten and Casini are not independent due to their status as executive officers of the Company.

Director Attendance

The Board held seven meetings during fiscal 2010. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which such director served, except that Mr. Devlin attended 11 of the 16 total meetings of the Board of Directors and the committees of the Board on which he served.

We encourage all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All persons who were directors at the time attended our annual meeting of stockholders in 2010.

Director Stock Ownership Guidelines

Our Board adopted stock ownership guidelines for non-employee directors providing that each such director is expected to hold the number of shares of LKQ common stock that have a market value at least equal to three times the annual cash compensation received by such director for serving on the Board. Non-employee directors are expected to achieve the applicable ownership amount within three years after first becoming subject to the guidelines. The complete guidelines can be found on our website at www.lkqcorp.com (select the “Investor Relations” link and then the “Governance” link).

Meetings and Committees of the Board

Our Board of Directors has five standing committees. They are the Executive Committee, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee. The functions and membership of each committee are described below.

Executive Committee.    The Executive Committee, which is composed of Donald F. Flynn, Kevin F. Flynn and Joseph M. Holsten, has the same powers and authority as the Board of Directors in connection with acquisitions by us involving no more than $25 million of consideration per acquisition and in connection with other matters as delegated by the Board of Directors. A. Clinton Allen served on the Executive Committee through March 7, 2011. Kevin F. Flynn was appointed to the Executive Committee on March 7, 2011.

Audit Committee.    The Audit Committee’s functions include selecting our independent registered public accounting firm and recommending that firm for ratification by stockholders; reviewing the arrangements for, and scope of, the independent registered public accounting firm’s examination of our financial statements; meeting with the independent registered public accounting firm and certain of our officers to review the adequacy and appropriateness of our system of internal control and reporting, our critical accounting policies, and our public financial disclosures; ensuring compliance with our codes of ethics; and performing any other duties or functions deemed appropriate by the Board of Directors.

Messrs. Allen, Meister, O’Brien and Kevin F. Flynn are currently the members of the Audit Committee. All of the Audit Committee members satisfy the independence, financial literacy, and expertise requirements of the rules of Nasdaq. Our Board of Directors has determined that Mr. Meister satisfies the requirements for an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Audit Committee met nine times during 2010. Kevin F. Flynn was appointed to the Audit Committee on March 7, 2011.

Compensation Committee.    The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding compensation to be paid to our executive officers and is responsible for the administration and interpretation of, and the granting of awards under, our incentive compensation plans. Messrs. Allen, Devlin, Foster and O’Brien, who are all independent as defined in Nasdaq’s listing standards, are currently the members of the Compensation Committee. The Compensation Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Compensation Committee met six times during 2010.

The compensation of our executive officers is determined through a process involving our Chairman of the Board, Mr. Holsten and our Compensation Committee. Our Chairman of the Board typically determines the proposed compensation of our Chief Executive Officer. Mr. Holsten typically determines the proposed compensation of the remaining executive officers.

The Compensation Committee holds a meeting near the beginning of each calendar year to consider the proposed compensation amounts for that year and to make final determinations. The executive officers are not present during the deliberations and final decisions by the Compensation Committee concerning executive compensation (except for the General Counsel who serves as the secretary of the meeting).

Governance/Nominating Committee.    The Governance/Nominating Committee is responsible for developing policies and processes designed to provide for effective and efficient governance by the Board of Directors and for identifying qualified individuals and nominating such individuals for membership on the Board of Directors and its committees. Messrs. Devlin, Meister and Webster, all of whom are independent as defined in Nasdaq’s listing standards, are currently the members of the Governance/Nominating Committee. The Governance/Nominating Committee met three times during 2010.

Government Affairs Committee.    The Government Affairs Committee was formed in November 2010. The responsibilities of the Government Affairs Committee are to monitor our compliance with regulatory requirements, to oversee any significant legislative or regulatory issues affecting us, and to provide guidance with respect to our initiatives involving federal and state governments. The members of the Government Affairs Committee are Kevin F. Flynn, Joseph M. Holsten and William M. Webster, IV. The Committee did not meet in 2010.

Stockholder Communications with the Board of Directors

Stockholders desiring to contact the Board of Directors or any committee of the Board should address the communication to LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, Attention: Secretary, with a request to forward the communication to the intended recipient. All such communications will be forwarded unopened.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Messrs. Allen, Devlin, Foster and O’Brien. It determines the compensation of our executive officers. None of Messrs. Allen, Devlin, Foster or O’Brien is or was an officer or employee of the Company nor are they officers of any entity for which one of our executive officers served as a director or makes compensation decisions.

DIRECTOR COMPENSATION

Director Fees

Each of our non-employee directors receives compensation of $27,500 each calendar quarter for serving on the board, and an additional $1,500 each calendar quarter for each committee (not including the Executive Committee) on which such director serves. Each member of the Executive Committee (except Mr. Holsten commencing on January 1, 2011) receives compensation of $6,250 each calendar quarter for serving on the Executive Committee. Mr. Holsten, who is our Co-Chief Executive Officer, is on the Executive Committee and until December 31, 2010 received $6,250 each calendar quarter for his service on the committee in addition to his compensation as an executive officer. Each director has the option, by making an election by December 31 of each year, to receive the director compensation for the following calendar year in shares of common stock instead of cash. Each of Mr. Kevin Flynn and Mr. Meister elected to receive his compensation for both 2010 and 2011 in shares of our common stock. Mr. Foster elected to receive fifty percent of his compensation for both 2010 and 2011 in shares of our common stock. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with serving on our Board.

In 2010, the Compensation Committee engaged Pearl Meyer & Partners, a compensation consulting firm, to review non-employee director compensation. The Compensation Committee directed Pearl Meyer to prepare a report analyzing the level of our director compensation compared to the director compensation of similarly-

situated companies. Pearl Meyer issued its report in August 2010. The report covered director compensation trends, peer group and broader market compensation comparisons, and recommendations regarding director compensation. The Compensation Committee reviewed the report and, based in part on the report, adjusted director compensations as follows: increased the quarterly amount received by each non-employee director for serving on the board to $31,250; increased the quarterly amount received by each of the chairman and the other members of the Audit Committee to $25,000 and $15,000, respectively; increased the quarterly amount received by each of the chairman and the other members of the Compensation Committee to $15,000 and $10,000, respectively; increased the quarterly amount received by each of the chairman and the other members of the Governance/Nominating Committee to $12,000 and $8,000, respectively; commenced a quarterly compensation amount for each of the chairman and the other members of the newly-formed Government Affairs Committee of $12,000 and $8,000, respectively; and commenced a quarterly compensation amount to our Chairman of the Board of $12,500 and to our Lead Independent Director of $6,250. All such compensation changes were effective for the period commencing as of January 1, 2011.

Stock Option and Compensation Plan for Non-Employee Directors

Our Board of Directors adopted the Stock Option and Compensation Plan for Non-Employee Directors in June 2003, and the plan was approved by our stockholders in September 2003. We have reserved a total of 2,000,000 shares of our common stock for issuance under the plan.

Initially, the plan provided for an initial grant to each non-employee director of an option to purchase 120,000 shares of common stock upon the consummation of our initial public offering, with an exercise price equal to the initial public offering price. The plan also provided for an initial grant to a new non-employee director upon his or her election to our Board of Directors of an option to purchase 120,000 shares of common stock. Subsequent to the initial grant, and through March 31, 2007, each non-employee director received an option to purchase 40,000 shares of common stock on each anniversary of the granting of the initial stock option to that non-employee director.

On March 5, 2007, our Board of Directors amended the Stock Option and Compensation Plan for Non-Employee Directors to eliminate the annual option grants to non-employee directors and to increase the quarterly cash compensation for non-employee directors from $15,000 to $27,500. The amendment was effective commencing with the second quarter of 2007. On October 12, 2007, our Board of Directors further amended the plan to eliminate the initial option grant to non-employee directors.

The exercise price of outstanding options under the Stock Option and Compensation Plan for Non-Employee Directors is 100% of the fair market value of our common stock on the grant date. The term of the options granted under the plan is ten years. If the optionee ceases to be a director of the Company for any reason, the options will expire upon the earlier of five years after termination of the optionee’s status as a director or the expiration of the term. Each option is exercisable with respect to all of the shares of common stock subject to the option six months after the date of its grant. If we engage in a merger, consolidation or reorganization with another company, each option will become exercisable for the number and kind of securities to which holders of our common stock will be entitled under the transaction.

The Stock Option and Compensation Plan for Non-Employee Directors will terminate in June 2013, unless our Board of Directors terminates it sooner.

Indemnification

Each member of our Board of Directors is a party to an indemnification agreement with us that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.

Director Compensation Table

The following table provides compensation information for the one year period ended December 31, 2010 for each member of our Board of Directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
A. Clinton Allen	$147,000	—	—	—	—	—	$147,000
Victor M. Casini (1)	$0	—	—	—	—	—	$0
Robert M. Devlin	$122,000	—	—	—	—	—	$122,000
Donald F. Flynn	$135,000	—	—	—	—	—	$135,000
Kevin F. Flynn (2)	$110,000	—	—	—	—	—	$110,000
Ronald G. Foster (2)	$116,000	—	—	—	—	—	$116,000
Joseph M. Holsten (1)	$25,000	—	—	—	—	—	$25,000
Paul M. Meister (2)	$122,000	—	—	—	—	—	$122,000
John F. O’Brien	$122,000	—	—	—	—	—	$122,000
William M. Webster IV	$116,000	—	—	—	—	—	$116,000

(1)	See the Summary Compensation Table for additional disclosure related to Messrs. Holsten and Casini, who also are executive officers of the Company.

(2)	Each of Messrs. Meister and Kevin Flynn elected to receive 100%, and Mr. Foster elected to receive 50%, of his director fees in shares of our common stock in accordance with the Stock Option and Compensation Plan for Non-Employee Directors.

PROPOSAL NO. 2

APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee of our Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2011. Deloitte & Touche has served as our independent registered public accounting firm since July 1998 and also has provided non-audit services from time to time.

Audit Fees and Non-Audit Fees

The following table summarizes the fees and expenses of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and other services for the periods indicated.

	2009	2010
Audit Fees	$1,603,200	$1,697,300
Audit-Related Fees	91,000	297,510
Tax Fees	750,966	616,444
All Other Fees	—	—

Total Audit and Non-Audit Fees	$2,445,166	$2,611,254

For 2009, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002. Audit-related services included work regarding SEC registration statements and assistance with an acquisition. Tax services included federal, state and foreign tax compliance, research and planning. Tax compliance fees totaled $184,045 in 2009.

For 2010, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002. Audit-related services included work regarding assistance with acquisitions and review of our SEC comment letter response. Tax services included federal, state and foreign tax compliance, research and planning. Tax compliance fees totaled $220,300 in 2010.

Policy on Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to approve all audit and permissible non-audit services prior to the engagement of our independent registered public accounting firm to provide such services. The Audit Committee approves, at the beginning of each year, pursuant to detailed approval procedures, certain specific categories of permissible non-audit services. Such procedures include the review of (i) a detailed description by our independent registered public accounting firm of the particular services to be provided and the estimated fees for such services and (ii) a report to the committee on at least a quarterly basis regarding the services provided and the fees paid for such services. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category and any fees for pre-approved permissible non-audit services that materially exceed the previously approved amounts. In making the determinations about non-audit services, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

Representatives of Deloitte & Touche LLP will be available at the 2011 Annual Meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the 2011 Annual Meeting, although they will have the opportunity to do so.

We recommend that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of LKQ’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2010. Management is responsible for those financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP was compatible with maintaining Deloitte & Touche LLP’s independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with LKQ’s Annual Report on Form 10-K for the year ended December 31, 2010.

In compliance with the Sarbanes-Oxley Act of 2002, the Board of Directors has established procedures for the confidential reporting of employee concerns with regard to accounting controls and auditing matters. All members of the Audit Committee meet the independence standards established by Nasdaq.

Audit Committee:
A. Clinton Allen
Paul M. Meister
John F. O’Brien

PROPOSAL NO. 3

APPROVAL OF A MANAGEMENT

INCENTIVE PLAN

We typically provide annual bonus opportunities to certain of our employees, including our executive officers. The employees are eligible to receive a payment equal to a percentage of the employee’s base salary depending on the attainment of specified levels of financial performance of the Company during a particular fiscal year.

We would like to continue our bonus program and qualify any bonus payments as “performance-based” compensation that are exempt from Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction for federal income tax purposes of certain compensation paid in any fiscal year by a publicly-held corporation to its chief executive officer and its three most highly compensated officers (other than its chief executive officer and other than its chief financial officer) to $1 million per executive (the $1 million cap). In order to exempt bonus payments from the $1 million cap, Section 162(m) requires that our bonus program be approved by our stockholders.

On March 7, 2011, our Board of Directors approved, subject to the approval of our stockholders, the LKQ Corporation Management Incentive Plan. The purpose of the Management Incentive Plan is to have a written plan under which we can continue our annual bonus program with payments under the program being exempt from the $1 million cap.

Our Board of Directors believes that stockholder approval of the Management Incentive Plan is important to help minimize the payment of federal income taxes by the Company. Our Board therefore unanimously recommends approval of the plan.

Description of the Plan

A brief description of the Management Incentive Plan is set forth below and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix A.

Administration.    The Compensation Committee of the Board of Directors, or any other committee of not less than two members appointed by the Board, will administer the Management Incentive Plan. The members of the committee that administer the plan must qualify as “outside directors” under Section 162(m).

Participants.    The administrator will select the employees who participate in the plan. All of our employees are eligible to participate in the plan, however we anticipate using the plan primarily for those employees who may be subject to Section 162(m).

Performance Period.    Under the plan, a performance period can be any period of time that does not exceed three years. We anticipate that most of the performance periods under the plan will be one year.

Performance Goals.    The administrator will establish goals upon which awards will be based. The goals may include one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of shares of our common stock, (xii) earnings per share, (xiii) earnings yield, (xiv) total stockholder return, (xv) return on capital, (xvi) return on assets, (xvii) product quality, (xviii) economic value added, (xix) number of customers, (xx) market share, (xxi) return on investments, (xxii) profit after taxes, (xxiii) customer satisfaction, (xxiv) business divestitures and acquisitions, (xxv) supplier awards from significant customers, (xxvi) new product development, (xxvii) working capital, (xxviii) Individual Objectives (as defined in the plan), and

(xxix) return on net assets. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

Target Award and Payout Formula.    The administrator will establish the amount payable to a participant under the plan if the target performance goal or goals are achieved. The administrator may also establish a formula for the payment of amounts greater than or less than the target amount depending on the extent to which the Company’s actual performance exceeds or falls below the targeted performance goal. We anticipate that most target awards will be expressed as a percentage of a participant’s base salary.

Form of Payment.    Under the plan, the actual awards may be paid in cash or, in the administrator’s discretion, in stock options, shares of restricted stock, or restricted stock units, in each case with a fair market value equal to the award amount.

Amendment or Termination.    The administrator may amend or terminate the plan at any time and for any reason. However, such amendment or termination may not alter or impair any awards previously granted to a participant.

Maximum Award.    In no event may a participant’s award for any performance period exceed $5 million.

Target Awards for Certain Persons.    The Compensation Committee of the Board of Directors granted awards under the plan to certain employees, subject to the approval of our stockholders. Assuming the plan is approved by our stockholders, the following table sets forth the range of percentages of base salary that may be paid under the plan to each of our named executive officers for the current performance period (January 1, 2011 to December 31, 2011). The actual amount paid, if any, will depend on the achievement of the performance goal of our consolidated earnings per share.

Name and Position	Award Percentages
Joseph M. Holsten, Co- Chief Executive Officer	50-160
Robert L. Wagman, President and Co-Chief Executive Officer	40-120
John S. Quinn, Executive Vice President and Chief Financial Officer	35-110
Walter P. Hanley, Senior Vice President—Development	35-110
Victor M. Casini, Senior Vice President, General Counsel and Secretary	35-110

We recommend that you vote “FOR” the Management Incentive Plan.

PROPOSAL NO. 4

RE-APPROVAL OF THE LKQ CORPORATION LONG TERM INCENTIVE PLAN

AS REQUIRED BY SCTION 162(m) OF THE INTERNAL REVENUE CODE

At the meeting, our stockholders will be requested to re-approve the material terms of the LKQ Corporation Long Term Incentive Plan. The purpose of asking stockholders to re-approve the Long Term Incentive Plan is to ensure that certain incentive awards granted under the Long Term Incentive Plan qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) requires stockholder re-approval of performance-based measures every five years. Our stockholders first approved the Long Term Incentive Plan in May 2006. Stockholders are not being asked to approve any amendment to the Long Term Incentive Plan.

Our Board of Directors believes that stockholder re-approval of the Long Term Incentive Plan is important to help minimize the payment of federal income taxes by the Company and to help provide long term incentives to our key employees. Our Board therefore unanimously recommends re-approval of the plan.

Description of the Plan

A brief description of the Long Term Incentive Plan is set forth below and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix B.

Administration.    The Compensation Committee of our Board of Directors has the authority to administer the Long Term Incentive Plan. The authority of the Compensation Committee includes the selection of the persons who participate in the plan, the determination of performance objectives that must be met to receive an award payment under the plan, and the interpretation of the terms of the plan and of the awards granted under the plan.

Participants.    The Compensation Committee may select officers and other key persons to participate in the plan, including our executive officers. The Compensation Committee will select the officers and key persons to participate whose participation will contribute, in the opinion of the committee, to an increase in stockholder value. Approximately 30 persons are part of the class of employees who are eligible to participate in the plan.

Performance Awards.    Each participant in the Long Term Incentive Plan will be entitled to a performance award for each performance period under the plan. Performance periods will begin on January 1 and end on December 31 of the third calendar year thereafter. Performance awards will be equal to the participant’s base salary (at the end of the applicable performance period) multiplied by an “Award Percentage.” A participant’s Award Percentage is determined by three components: the growth over the performance period of each of our earnings per share, our total revenue, and our return on equity. The Compensation Committee will determine for each participant the range of Award Percentages based on different growth scenarios of the components.

Cash and Deferred Payments.    One-half of any performance award achieved is payable promptly after the end of the applicable performance period. A participant must be an employee of the Company at the end of the performance period to be eligible for the first 50% payment. The other half of the performance award is deferred and payable in three equal installments on each one year anniversary of the end of the performance period over a total of three years. A participant must be an employee of the Company or a consultant for the Company on each such anniversary date to be eligible for the respective deferred payment, unless the participant is not an employee as a result of death, total disability or normal retirement at age 65, in which case the participant (or his or her estate) will be entitled to all of the deferred payments upon such death, disability or retirement. Interest on the deferred portion of the performance award will accrue at the prime rate and be payable to the participant at the same time as the deferred installments are paid.

Maximum Award.    The maximum amount that can be paid to a participant under the Long Term Incentive Plan with respect to any performance period is $3 million.

Change of Control.    In the event of a change of control of the Company (as defined by the Internal Revenue Service for purposes of deferred payments and as defined in our 1998 Equity Incentive Plan for purposes of other payments), all performance periods are deemed to end as of the end of the calendar quarter coincident with or next following the change of control, each performance award will vest, the Compensation Committee will calculate the amount of each such performance award (taking into account the decreased length of the performance period and the time value of money because of early payment), and the performance awards will be paid to the participants.

Termination or Amendment.    The Compensation Committee may terminate or amend the plan at any time. No such termination or amendment can affect a participant’s right to receive a vested performance award under the plan.

Performance Awards for Certain Persons.    The following table sets forth the range of percentages of base salary that may be paid under the plan to each of our named executive officers for the current performance period (January 1, 2009 to December 31, 2011). The actual amount paid, if any, will depend on the achievement of the growth targets of our earnings per share, total revenue and return on equity and may be less than the low end of the range if thresholds are not achieved for one or more of these targets.

Name and position	Award Percentages
Joseph M. Holsten, Co- Chief Executive Officer	192.5—275
Robert L. Wagman, President and Co-Chief Executive Officer	175—250
John S. Quinn, Executive Vice President and Chief Financial Officer	175—250
Walter P. Hanley, Senior Vice President—Development	175—250
Victor M. Casini, Senior Vice President, General Counsel and Secretary	175—250

We recommend that you vote “FOR” re-approval of the Long Term Incentive Plan.

PROPOSAL NO. 5

AMENDMENT TO OUR EQUITY INCENTIVE PLAN

In February 1998, our Board of Directors adopted and our stockholders approved the LKQ Corporation 1998 Equity Incentive Plan. A total of 20,000,000 shares of our common stock had been reserved for issuance under the Equity Incentive Plan. On March 3, 2005, our Board of Directors and our stockholders approved an amendment to the plan, to increase the shares available for issuance under the plan by 8,000,000. On March 7, 2011, our Board of Directors approved another amendment to the plan, subject to stockholder approval, to increase shares available for issuance under the plan by 15,000,000. We intend to register the 15,000,000 share increase on a registration statement on Form S-8 under the Securities Act as soon as practicable after stockholder approval.

At the meeting, stockholders will be requested to consider and approve the proposed amendment to the Equity Incentive Plan to increase the number of shares of our common stock reserved and available for issuance under the plan from 28,000,000 to 43,000,000. As of February 28, 2011, options to purchase a total of 7,016,064 shares of our common stock held by 393 optionees were outstanding under the plan at a weighted average exercise price of $12.55 per share. From the date of adoption of the plan through February 28, 2011, 19,122,831 shares have been issued as a result of option exercises. Also as of February 28, 2011, 240,000 shares of restricted stock and 795,333 restricted stock units had been issued under the plan. Consequently, 825,772 shares remained available for grant as of February 28, 2011.

The Board of Directors believes that the amendment is important to help us attract and retain key employees, motivate performance, and recognize significant accomplishments by employees. Our Board of Directors therefore unanimously recommends approval of the amendment.

Description of the Plan

A brief description of the 1998 Equity Incentive Plan, as proposed to be amended, is set forth below and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix C.

Purpose.    The purpose of the Equity Incentive Plan is to benefit us by allowing us to offer stock-based incentives to persons associated with us. Under the plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

Administration.    The Compensation Committee of our Board of Directors has the authority to administer the Equity Incentive Plan. The Compensation Committee’s authority includes the selection of the persons who receive awards granted under the plan, the determination of the size and types of awards, and the interpretation of the plan and any agreement entered into under the plan. Our employees, including our named executive officers, and other persons associated with us are eligible to participate in the plan.

Shares Subject to the Plan.    The Equity Incentive Plan provides a maximum total number of shares of our common stock that may be subject to awards granted under the plan. Prior to the proposed amendment, the maximum total number of shares was 28,000,000. The proposed amendment would, if approved, increase that number by 15,000,000 additional shares. Shares subject to awards granted under the plan, which shares are returned to us as payment for the exercise price or tax withholding amount relating to the awards or with respect to which awards expire or are forfeited or are paid in cash, would again be available for grant under the plan. Unless the Compensation Committee determines otherwise, the maximum number of shares subject to awards granted under the plan to any of our named executive officers in any fiscal year is 300,000 and the maximum aggregate cash payout under the plan to such persons in any fiscal year is $1,000,000.

Stock Options.    The Compensation Committee may grant options to purchase shares of our common stock to participants on terms and subject to conditions established by the committee, except that the exercise price must be at least equal to the fair market value of the underlying common stock and the term of the option must not exceed ten years. The committee can grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options that do not fall under the provisions of Section 422. Options become vested and exercisable at such times and in such amounts as determined by the committee. Participants can pay the exercise price in cash, by delivering shares of our common stock having a market value equal to the exercise price, or by a combination of cash and the delivery of shares.

The Compensation Committee may establish the extent to which participants can exercise stock options following the termination of the participant’s employment or other relationship with us. In the event the committee does not establish different terms, the following termination provisions apply: if the participant’s relationship terminates due to death or disability, the participant’s stock options become fully vested and remain exercisable until the expiration of the option; if the participant’s relationship terminates due to retirement, all stock options that were vested at the time of such termination remain exercisable until the earlier of three years after termination or the expiration of the option; if the participant’s relationship otherwise terminates without cause, all stock options that were vested at the time of such termination remain exercisable for 30 days; and if the participant’s relationship otherwise terminates for cause, all of the participant’s stock options expire immediately.

Stock Appreciation Rights.    The Compensation Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the participant to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as are specified by the committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the committee’s discretion, we may pay this amount in cash or in shares of common stock with a fair market value on the exercise date that equals the payment amount. We may make the payment in a lump sum or we may defer payment in accordance with the terms of the participant’s award agreement. The maximum term of any stock appreciation right granted under the plan is ten years. The terms pursuant to which a participant can exercise a stock appreciation right following the termination of the participant’s employment or other relationship with us are determined in the same manner as stock options.

Restricted Stock.    The Compensation Committee may grant shares of restricted stock under the Equity Incentive Plan. The committee has the discretion to establish periods during which the shares of restricted stock may not be sold or otherwise transferred or pledged until certain restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant’s continued service or other factors, such as the attainment of performance goals established by the committee. A participant will forfeit any restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service unless the termination is due to death or disability. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions relating to such stock, except that the committee may apply a vesting period or other restrictions to any dividends or other distributions.

Restricted Stock Units.    The Compensation Committee may grant restricted stock units (“RSUs”). An RSU represents a right to receive a share of our common stock over a specified vesting period. The committee has the discretion to establish conditions pursuant to which the RSU would be forfeited during the vesting period. A participant will forfeit unvested RSUs upon termination of service unless the termination is due to death or disability. Participants holding RSUs do not have the rights of a stockholder with respect to the common stock subject to the RSUs (including the right to receive dividends and to vote) until the lapse of the applicable vesting period.

Performance Units and Performance Shares.    The Compensation Committee may grant awards under the Equity Incentive Plan that provide payouts to the recipient that depend upon the extent to which performance goals established by the committee are met during a predetermined performance period. We call these awards performance units or performance shares. The plan provides that payments of earned performance units or performance shares will be made in a single lump sum and may be paid in cash or with shares of our common stock with a market value equal to the payment amount. In the event a participant’s relationship with us is terminated due to death, disability or retirement, the committee has the discretion to authorize a prorated payment based on the length of time that the participant held the performance units or performance shares and on the achievement of the performance goals prior to termination. In the event a participant’s relationship with us is terminated for any other reason, the participant forfeits all performance units and performance shares.

Change of Control.    The Equity Incentive Plan defines a change of control of LKQ Corporation as any one of the following: any merger, consolidation, reorganization, or sale of the Company in which the stockholders immediately prior to the transaction do not retain immediately after the transaction at least 50% ownership of the Company; a person or entity files a report with the Securities and Exchange Commission disclosing beneficial ownership of 50% or more of the Company; or the replacement of the persons who constitute a majority of our Board of Directors in any two year period unless each new director was approved by at least two-thirds of the directors who were in office at the start of the two-year period. Upon a change of control, awards under the Equity Incentive Plan become immediately exercisable, restrictions thereon lapse and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change of control.

Amendment and Termination.    Our Board of Directors may amend or terminate the Equity Incentive Plan in whole or in part at any time, subject to applicable law, rule or regulation. No amendment, modification or termination of the Equity Incentive Plan can adversely affect in any material way any award previously granted, without the written consent of the participant.

Awards Granted to Certain Persons.    In January 2011, the Compensation Committee granted RSUs to certain of our employees, including our named executive officers, under the Equity Incentive Plan. The following table sets forth the numbers of shares of common stock subject to the RSUs granted to each of the persons indicated below. See the table entitled Outstanding Equity Awards at Fiscal Year-End for the Fiscal Year Ended December 31, 2010 on page 38 for additional information concerning awards granted to our named executive officers under the Equity Incentive Plan. The closing sale price per share of our common stock on the NASDAQ Global Select Market on March 7, 2011 was $23.86.

Name and position	Number of Shares
Joseph M. Holsten, Co- Chief Executive Officer	63,333
Robert L. Wagman, President and Co-Chief Executive Officer	95,000
John S. Quinn, Executive Vice President and Chief Financial Officer	41,667
Walter P. Hanley, Senior Vice President—Development	41,667
Victor M. Casini, Senior Vice President, General Counsel and Secretary	41,667
All executive officers as a group	287,334
All directors (who are not executive officers)	0
All employees (excluding executive officers as a group)	504,499

Federal Income Tax Consequences of the Plan

Options.    The grant of an incentive stock option or a non-qualified stock option will not result in income for the optionee or a deduction for us.

The exercise of a non-qualified stock option will result in ordinary income for the optionee and a deduction for us measured by the difference between the option price and the fair market value of the shares of our common stock received at the time of exercise. Income tax withholding will be required.

The exercise of an incentive stock option will not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the grant date or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the grant date and through and until three months before the exercise date. If these requirements are met, then upon a later disposition of the shares of common stock received through an option exercise, the basis of the shares will be the option price, any gain will be taxed to the employee as long-term capital gain, and we will not be entitled to a deduction. For purposes of the alternative minimum tax, the excess of the market value on the exercise date over the option price is treated as an adjustment to the optionee’s alternative minimum taxable income and may result in additional tax liability to the optionee.

If an optionee who has exercised an incentive stock option disposes of the shares before the expiration of either of the holding periods, the optionee will recognize ordinary income and we will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable to the optionee as long-term or short-term capital gain.

SARs and Performance Unit/Performance Share Awards.    The grant of an SAR or a performance unit or performance share will not result in income for the grantee or a deduction for us. Upon the exercise of an SAR or the receipt of shares of common stock under a performance unit or performance share, the recipient will recognize ordinary income and we will be entitled to a deduction measured by the fair market value of the shares of common stock received. Income tax withholding will be required.

Restricted Stock Grants.    The grant of shares of restricted stock should not result in income for the grantee or in a deduction for us for federal income tax purposes, assuming the shares are subject to restrictions resulting in a “substantial risk of forfeiture.” If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares and we will be entitled to a deduction. Any dividends paid to the grantee while the common stock remains subject to a substantial risk of forfeiture will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and we will be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding will be required.

Restricted Stock Units.    The grant of RSUs will not result in income for the grantee or in a deduction for us for federal income tax purposes. As the RSUs vest and shares are issued to the grantee, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares at such time, and generally we will be entitled to a compensation deduction in the same amount. We will be required to withhold taxes on the income to the grantee.

The current maximum rate of tax on long-term capital gains of individuals is 15%. The current maximum rate of tax on ordinary income and short-term capital gains of individuals is 35%. “Qualified dividend income” received by an individual is currently taxed at the long-term capital gain rate.

In connection with any taxable event arising as a result of awards granted under the Plan, a participant may elect, subject to committee approval, to have us withhold shares of common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory withholding tax that would be imposed on the transaction. Such an election must be made in writing, signed by the participant, will be irrevocable, and will be subject to any restrictions or limitations that the committee, in its discretion, deems appropriate.

We recommend that you vote “For” the amendment to the Equity Incentive Plan.

PROPOSAL NO. 6

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Executive Compensation—Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the stockholders of LKQ Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on us, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

We recommend that you vote “For” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

PROPOSAL NO. 7

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to submit to stockholders an advisory vote as to whether the stockholder advisory vote to approve the compensation of our named executive officers—Proposal No. 6 above—should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, our Board of Directors considered that an annual (non-binding) advisory vote on executive compensation will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices. Accordingly, the following resolution is submitted for stockholder vote at the 2011 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the stockholders of LKQ Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement:

•	yearly or

•	every two years or

•	every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as this is an advisory vote, the result will not be binding on us or our Board of Directors. Our Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers included in our Proxy Statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “yearly.”

We recommend that you vote for the for the option of “yearly” as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers included in our Proxy Statement.

OTHER PROPOSALS

We know of no matters to be brought before the 2011 Annual Meeting other than those described above. If any other business should properly come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of our Board of Directors evaluates and determines the compensation of our executive officers. The Compensation Committee also authorizes equity incentive grants to our key employees. The current members of our Compensation Committee are A. Clinton Allen, Robert M. Devlin, Ronald G. Foster and John F. O’Brien. All of the members of the Compensation Committee are independent as defined in the rules of Nasdaq.

The Compensation Committee uses tally sheets during its deliberations regarding executive officer compensation. The tally sheets include the following elements of compensation for each executive officer: the annual base salary for the last three years and the proposed annual base salary for the current year; the annual bonus award for the last three years and the estimated annual bonus award for the current year; the annual amount recorded to the income statement for accounting purposes under our long-term incentive plan in previous years, and the estimated amount that will be recorded in the current year, with respect to the outstanding awards under the plan to such officer; the grant date fair value of any equity incentive grants during the last three years and the equity awards proposed to be granted in the current year; the amount of matching contributions by LKQ under our retirement plans; the amount of life insurance and disability insurance premiums paid by us for the benefit of the executive officer; the amount of any perquisites or other compensation; and the total of all the foregoing.

The Compensation Committee takes into account the historical trend of each element of compensation and the total of all of the elements for each year in connection with its decisions about proposed compensation amounts. The Compensation Committee also considers the limitation imposed by Section 162(m) of the Internal Revenue Code on our deduction for federal income tax purposes when making decisions about compensation. The Compensation Committee uses substantially the same compensation policies and considerations with respect to all of our executive officers.

We believe that our four main elements of compensation—base salary, annual bonus, long-term incentive awards, and equity incentive grants—together provide appropriate short-term and long-term motivation to our executive officers. We do not provide any material perquisites to our executive officers. We have entered into a consulting agreement with Joseph M. Holsten, our Co- Chief Executive Officer, the term of which commences upon his termination of employment with us.

The Compensation Committee has the authority to procure the services of compensation consultants if it determines that such services are necessary or desirable. In 2010, the Compensation Committee engaged Pearl Meyer & Partners, a compensation consulting firm, to review our executive officer compensation. The Compensation Committee directed Pearl Meyer to prepare a report analyzing the level of our executive officer compensation compared to the compensation of executive officers of similarly-situated companies. Pearl Meyer issued its report in August 2010. The report covered the methodology of Pearl Meyer’s review, comparisons of our executive officer compensation to market data, incentive practices among a peer group, dilution and overhang considerations with respect to equity-based awards, and recommendations regarding executive officer compensation. The Compensation Committee reviewed the report and has taken, and intends to take, it into account in connection with the Compensation Committee’s periodic analysis of executive officer compensation. Pearl Meyer did not provide any additional services to the Company during 2010.

Objectives of Our Compensation Programs

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company’s senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation. We believe that such a policy, which directly aligns the financial interests of management with the financial interests of our stockholders, provides the proper incentives to attract, motivate, reward and retain high quality management.

The Compensation Committee has maintained this policy since we became a public company in October 2003 and believes that the policy has been and continues to be appropriate for a growing company like ours. The Compensation Committee will reevaluate this policy in the event that our growth profile changes over time or in the event that the Compensation Committee identifies other reasons that warrant a change of policy.

What Our Compensation Programs are Designed to Reward

Our compensation programs are designed to reward the executive officers for the overall performance of our Company and the individual performance of each executive officer. Specifically, with respect to the overall performance of our Company, we have historically used the growth of the following metrics to measure performance: revenue, consolidated earnings per share, and return on equity. With respect to individual performance of an executive officer, we analyze the growth of the performance metrics that most directly relate to such individual’s area of responsibility and consider certain subjective factors, including the individual’s interpersonal skills, level of motivation, and ability to resolve difficult situations.

Stock price performance has not been used as a direct factor in determining executive officer compensation because the price of our common stock is subject to a variety of factors outside of the control of management. Stock price performance, however, ultimately affects the value of equity incentive awards held by executive officers, thus aligning their interests with those of other stockholders.

Elements of Our Compensation Programs, Why We Chose Each Element, and How We Determine the Amount of Each Element

The elements of our compensation programs are base salaries, annual bonus awards, long term incentive awards, and equity incentive grants. We believe that this mix of compensation elements best achieves the objectives of our compensation programs. Specifically, the compensation elements provide incentives for several different time horizons.

Base Compensation.    Base compensation provides immediate rewards because it is paid periodically throughout the year. The following factors are considered in connection with the base salary of each of the executive officers: base salaries of executive officers in similar positions at comparable companies; the contributions of the executive officers to the Company’s development and growth; and the executive officer’s experience, responsibilities and position within the Company. No specific corporate performance measures are considered with respect to base salaries.

There is no specified list or procedure that the persons who consider these factors use to compile the information about comparable companies. They generally focus on compensation of executive officers at companies with similar revenue amounts and, when possible, at companies in similar industries. The list of comparable companies has typically included: Advance Auto Parts, Inc.; Autozone, Inc.; Copart, Inc.; and The Pep Boys—Manny, Moe & Jack. The persons who consider these factors get the information primarily from publicly-available sources, including filings under the securities laws. The Compensation Committee considered the August 2010 executive compensation report of Pearl Meyer in making compensation decisions for 2011. The Pearl Meyer report used a blend of peer group analysis and published compensation surveys for executive officers. The companies in the peer group used by Pearl Meyer were Advance Auto Parts, Inc., Steel Dynamics, Inc., Wesco International, Inc., Schnitzer Steel Industries, Inc., PSS World Medical, Inc., Fastenal Company, The Pep Boys—Manny, Moe & Jack, Applied Industrial Technologies, Inc., Interline Brands, Inc., and Standard Motor Products, Inc.

Annual Bonus Awards.    Annual bonus awards provide incentives for superior performance over a one-year time horizon. Under our bonus program, each participant (including each of our executive officers) is eligible to receive a cash payment equal to a percentage of the participant’s base salary. In 2010, these percentages ranged from 18% to 150% for our executive officers. The percentage of base salary ultimately paid is dependent on the achievement of specified levels of financial performance of the Company during a particular fiscal year. The bonus payment for our executive officers was based in 2010 on the Company’s consolidated earnings per share. The target amounts for consolidated earnings per share are determined through our budgeting process that includes growth rates for the Company as a whole and for each region and unit, all as approved by our Board of Directors. We establish growth rates and, consequently, target amounts at levels that we determine are relatively difficult for our executive officers to achieve. In 2010, the earnings per share target was a range of $0.98 (at which the minimum bonus would be earned) to $1.03 (at which the maximum bonus would be earned). Our 2010 earnings per share for purposes of the bonus calculation (which included the cost of paying all 2010 bonuses) resulted in the maximum bonus amounts for our executive officers.

Long Term Incentive Awards.    On January 27, 2006, the Compensation Committee approved the LKQ Corporation Long Term Incentive Plan (LTIP) and approved performance awards under the LTIP to certain of our key employees (including our executive officers), subject to the approval of the LTIP by our stockholders. On May 8, 2006, our stockholders approved the LTIP. Long term incentive awards are designed to reward performance over a three-year period and to create retention incentives. The Compensation Committee administers the LTIP. Performance periods begin on January 1 and end on December 31 of the third calendar year thereafter. Performance awards are equal to the participant’s base salary multiplied by an award percentage. The award percentage is determined by the growth from the year before the commencement of the performance period (base year) to the final year of the performance period of three components: our earnings per share, our total revenue, and our return on equity. We determine for each participant the range of award percentages based on different growth scenarios of the components. We establish the growth scenarios at levels that we determine are relatively difficult for participants to achieve.

One-half of any performance award achieved is payable promptly after the end of the applicable performance period. A participant must be an employee of the Company or a consultant for the Company at the end of the performance period to be eligible for the first 50% payment. The other half of the performance award is deferred and becomes payable in three equal installments (plus interest) on each one year anniversary of the end of the performance period over a total of three years. A participant must be an employee of the Company or a consultant for the Company on each such anniversary date to be eligible for the respective deferred payment, unless the participant is not an employee as a result of death, total disability or normal retirement at age 65, in which case the participant (or his or her estate) will be entitled to all of the deferred payments upon such death, disability or retirement. Interest on the deferred portion of the performance award will accrue at the prime rate and be payable to the participant at the same time as the deferred installments are paid. Upon a change in control, the LTIP provides for acceleration of payments as described below under “Potential Payments Upon Termination or Change in Control.”

A three year performance period commenced on January 1, 2009 and will end on December 31, 2011. The performance awards for the current performance period range from 175% to 275% of base salary for our executive officers. The target growth range of the three components of these awards for the current performance period was 45% to 60% for earnings per share, 30% to 40% for revenue, and 210 basis points to 300 basis points for return on equity. We weighted each of the three components of these awards as follows: 47.5% for earnings per share growth; 47.5% for revenue growth; and 5.0% for return on equity growth. Higher percentages were assigned to earnings per share growth and revenue growth because they were considered relatively more important measures of the success of our Company. The Summary Compensation Table on page 36 sets forth under the column entitled “Non-Equity Incentive Plan Compensation” the amounts recorded by us to the income statement relating to the LTIP for the years presented with respect to our named executive officers.

Equity Incentive Grants.    Equity-based awards provide incentives over the longest time horizon, with most equity-based awards having five-year vesting schedules. Generally, equity-based awards are forfeited upon termination of employment, providing an incentive to the employee to remain with the Company. Equity based awards are granted under the LKQ Corporation 1998 Equity Incentive Plan. The Compensation Committee administers the Equity Incentive Plan. Under the Equity Incentive Plan, the Compensation Committee may grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, and performance units. Awards may encompass a total of not more than 28,000,000 shares of common stock. Shares subject to awards granted under the Equity Incentive Plan that are returned as payment for the exercise price or tax withholding amount relating to the award, or with respect to which awards expire or are forfeited or are paid in cash, would again be available for grant under the Equity Incentive Plan.

The Compensation Committee has the power to set the terms and conditions to which each award is subject, including the times at which it is exercisable, except that: (i) the exercise price may not be less than the fair market value of our common stock on the date the award is granted; (ii) the period of restriction for restricted stock must be a minimum of one year for performance-based awards and a minimum of three years for non-performance-based awards; and (iii) the performance period for performance shares and performance units must be a minimum of one year.

Upon a change in control as defined in the plan, awards under the Equity Incentive Plan become immediately exercisable, restrictions thereon lapse, and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change in control. The Board of Directors may amend or terminate the Equity Incentive Plan in whole or in part at any time, subject to applicable laws, rules, or regulations; provided, however, that the Board may not, without stockholder approval, (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities that may be issued under the Equity Incentive Plan, or (iii) materially modify the requirements for participation in the Equity Incentive Plan. No amendment, modification, or termination of the Equity Incentive Plan can adversely affect in any material way any award previously granted, without the written consent of the participant holding such award.

We grant equity awards to executive officers and other key employees typically upon their commencement of employment, in some cases upon their promotion, and annually near the beginning of each year. Currently, there is no discretion with respect to the date of the grants of awards. The annual grants are made on the second Friday of January each year. Other grants for new hires or promotions are made on the first trading day of the month following the month of the hire or promotion. When making grants, we consider factors specific to each employee such as salary, position and responsibilities. We also consider factors such as the rate of the Company’s development and growth. In addition, we determine the amount of dilution that we believe would be generally acceptable to our stockholders and correspondingly limit the aggregate number of awards granted each year. Award grants typically are recommended by management.

The table entitled Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2010 on page 37 sets forth the grants made in 2010 under the 1998 Equity Incentive Plan to our named executive officers.

Executive Officer Compensation

Chief Executive Officer.    Joseph M. Holsten joined us as our President and Chief Executive Officer in November 1998 shortly after we commenced operations. We believe that Mr. Holsten’s experience, dedication and industry knowledge have been important to the ongoing growth of our Company. Mr. Holsten’s annual compensation, including base salary, bonus potential, long term incentive award and equity incentive awards, was determined for 2010 using substantially the same criteria that were used to determine the compensation of other executive officers. Mr. Holsten’s base salary for 2010 was $650,000. Based on the Company’s consolidated earnings per share in 2010, Mr. Holsten received a bonus payment in March 2011 of $975,000.

In January 2006, Mr. Holsten became a participant in our LTIP. Based upon the financial performance of the Company during the three year period ended December 31, 2008, Mr. Holsten earned a cash award under the plan equal to approximately 2.30 times his base salary as of December 31, 2008. We paid 50% of the award in March 2009, and we have paid or will pay the remaining 50% in three equal installments (plus interest) in late 2009, 2010 and 2011. Mr. Holsten must be employed by, or a consultant to, us at the time such payments become payable to receive them (subject to certain exceptions relating to death, disability or normal retirement).

In March 2009, Mr. Holsten received a performance award under our LTIP for the performance period beginning as of January 1, 2009 and ending December 31, 2011. Depending on the financial performance of the Company during the three-year performance period, Mr. Holsten may be entitled to a cash payment under the LTIP equal to as much as 2.75 times his base salary. Any such payment would be made to Mr. Holsten 50% when the award is determined (in early 2012) and 50% over the succeeding three years in equal installments (plus interest). Mr. Holsten must be employed by, or a consultant to, us at the time of such payments to receive them (subject to certain exceptions relating to death, disability or normal retirement).

Mr. Holsten received in January 2010 options to purchase 80,000 shares of our common stock. As of December 31, 2010, Mr. Holsten held options to purchase a total of 246,000 shares, of which 48,000 were exercisable. The value of the options to purchase the 48,000 shares, measured by the amount that the market value of LKQ common stock on the last trading day in 2010 ($22.72) exceeded each option’s exercise price, was $165,440. Mr. Holsten received in January 2008 an award of 80,000 restricted shares. The restricted shares vest with respect to twenty percent of those shares on each anniversary of the grant date over a total of five years. As of December 31, 2010, 32,000 of Mr. Holsten’s restricted shares from that grant had vested.

In 2010, Mr. Holsten did not receive any grants of performance shares, any material perquisites, any deferred compensation (other than pursuant to our retirement plans), or any reimbursements for the payment of taxes. In our view, Mr. Holsten’s total compensation for 2010 properly reflected the Company’s performance and his performance, and was in proper proportion to the compensation of our other executive officers.

In November 2010, Mr. Holsten was elected to the role of Vice Chairman of the Board of Directors. The Board of Directors appointed Mr. Wagman President and Co-Chief Executive Officer effective as of January 1, 2011, and Mr. Holsten’s officer position changed to Co-Chief Executive Officer. In December 2010, Mr. Holsten announced his intention to resign from his officer position on or about December 31, 2011. After his resignation, Mr. Holsten presently intends to remain with us as Vice Chairman of the Board and as a consultant regarding operations and corporate strategy.

In connection with the promotion of Mr. Wagman to President and Co-Chief Executive Officer, as of January 1, 2011, Mr. Wagman’s annual base salary was increased from $350,000 to $475,000 and his potential bonus award (as a percentage of base salary) was increased from 30%/50%/100% to 40%/50%/120% upon the achievement by us of the minimum, target and maximum earnings per share goals. Mr. Wagman also received in January 2011 a grant of 95,000 restricted stock units.

In September 2010, Mr. Quinn’s base salary was increased from $350,000 to $400,000 to more closely align his compensation with other similarly-situated chief financial officers. The Compensation Committee made this change based on information provided in the August 2010 report by the compensation consultant. Also in September 2010, Mr. Casini’s base salary was increased from $337,500 to $350,000 to recognize the increased amount of time devoted to our matters by him.

Retirement Plans

We have a 401(k) plan covering substantially all of our employees, including our executive officers, who have been employed for at least six months. The 401(k) plan allows participants to defer their eligible compensation in amounts up to the statutory limit each year. We currently make matching contributions equal to 50% of the portion of the participant’s contributions that does not exceed 6% of the participant’s eligible compensation. We may, at our sole discretion, make annual profit-sharing contributions on behalf of participants. Each participant is fully vested in such participant’s contributions and any earnings they generate. Each 401(k) participant becomes vested in our matching contributions, and any earnings they generate, in the amounts of 50%, 75% and 100% after two, three and four years of service, respectively. Each participant becomes vested in our profit sharing contributions, if any, and any earnings they generate, in the amounts of 25%, 50%, 75% and 100% after one, two, three and four years of service, respectively.

We also have two plans that supplement the 401(k) plan for highly compensated employees, or HCEs. The first supplemental plan was adopted in August 1999. In October 2004, Congress passed a law requiring certain changes to these types of plans. In March 2005, we adopted a second supplemental plan (effective as of January 1, 2005). The second supplemental plan is substantially similar to the first plan, except for changes designed to comply with the 2004 law, which relate to the timing and form of payments under the plan. The first supplemental plan remains in effect for contributions made prior to December 31, 2004. The second supplemental plan applies to contributions commencing as of January 1, 2005.

All of our executive officers are HCEs. The tax laws impose a maximum percentage of salary that can be contributed each year by HCEs to our 401(k) plan depending on the participation level of non-HCEs. We adopted the supplemental plans to provide an alternative retirement plan for the HCEs when the participation level of non-HCEs restricts the amount the HCEs would otherwise have been permitted to contribute to the 401(k) plan. The supplemental plans operate similarly to the 401(k) plan except that contributions by HCEs to the supplemental plans are not subject to the statutory maximum percentage. The balance in each HCE’s account in the supplemental plans is a general asset of ours, and in the event of our insolvency, the HCE would be a general, unsecured creditor with respect to such amount.

The terms of the second supplemental plan impose a maximum annual contribution on each participant of 50% of the HCE’s salary and commissions (if any) and 100% of bonuses and long term incentive awards. In addition, the plan authorizes the Compensation Committee to set a maximum annual contribution amount. There is no current maximum with respect to contributions of bonuses and long term incentive awards. The maximum is $50,000 with respect to contributions of salary and commissions. We periodically transfer from the plan to the 401(k) plan, on behalf of each HCE who so elects, the maximum amount (if any) that could have been contributed directly to the 401(k) plan.

Potential Payments Upon Termination or Change in Control

We have an agreement with Mr. Holsten pursuant to which he will provide consulting services to us for a five year term commencing on the date that Mr. Holsten ceases to be employed by us. The agreement may be terminated early by Mr. Holsten for any reason or by us for cause. We have agreed to pay Mr. Holsten $290,000 annually during the term for his consulting services.

Upon a change in control, the terms of our LTIP provide that each performance period that has not ended ends as of the last day of the next calendar quarter, the performance award relating to the shortened performance period is calculated taking into account the shortened performance period, and all unpaid performance awards (relating to the shortened performance period and any other performance periods) become promptly payable. Upon a change in control, the terms of our Equity Incentive Plan provide that equity awards would become fully vested.

In December 2010, we entered into Change of Control Agreements with certain of our employees including each of our named executive officers. The agreements have an initial effective period ending on December 6, 2013 and will automatically renew for a two-year period on each December 6 thereafter, unless notice of termination is given by the Company at least 60 days before any such renewal date. The operative provisions of the agreements will only apply, however, if a Change of Control, as defined in the agreements, occurs during the effective period.

If the employee’s employment with the Company is terminated within two years following a Change of Control (or within 12 months prior to a Change of Control in certain circumstances) as a result of an Involuntary Termination (as defined in the agreements), then the employee will be entitled to receive payments and benefits that include the following:

•	Payment of salary and other compensation accrued through the termination date;

•	Payment of a pro rata bonus;

•

A severance payment equal to a multiple (two-and-one-half times in the case of Mr. Holsten and two times in the case of the other named executive officers) of the sum of the employee’s (a) salary and (b) the greater of the employee’s target bonus or average annual bonus over the preceding three years;

•	If applicable, all unreimbursed relocation expenses;

•

The employee and the employee’s dependents will continue to be covered by the Company’s health and dental care plans (for a period of 30 months in the case of Mr. Holsten and 24 months in the case of the other named executive officers);

•	The Company will provide the employee with outplacement services; and

•	The employee’s outstanding equity-based compensation awards shall become vested and exercisable.

If the employee’s employment with the Company is terminated as a result of death or disability, the employee will be entitled to receive salary and other compensation accrued through the termination date and a pro rata bonus. If the employee’s employment with the Company is terminated for Cause or the employee resigns for other than Good Reason (as those terms are defined in the agreement) the employee will be entitled to receive salary and other compensation accrued through the termination date.

The agreement also contains confidentiality obligations on the part of the employee and requires that the employee deliver a release to the Company as a condition to receiving payments of benefits under the agreement. The agreement also provides that in the event of a dispute concerning an agreement, the Company will pay the legal fees of the employee.

Under the agreements, a “Change of Control” would include any of the following events:

•	any “person,” as defined in the Exchange Act, acquiring 30% or more of our outstanding common stock or combined voting power of our outstanding securities, subject to certain exceptions;

•	during a two-year period, our current directors (or new directors approved by them) cease to constitute a majority of our board; and

•

a merger, consolidation, share exchange, reorganization or similar transaction involving the Company or any of its subsidiaries, a sale of substantially all the Company’s assets, or the acquisition of assets or stock of another entity by the Company (unless following such business combination transaction a majority of the Company’s directors continue as directors of the resulting entity, the holders of the outstanding voting securities of the Company immediately prior to such an event continue to own shares or other securities that represent more than 50% of the combined voting power of the resulting entity after such event in substantially the same proportions as their ownership prior to such business combination transaction, and no person owns 30% or more of the resulting entity’s common stock or voting securities).

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2010 under the circumstances described above. The table excludes amounts accrued through December 31, 2010 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for 2010.

	Joseph M. Holsten	John S. Quinn	Robert L. Wagman	Walter P. Hanley	Victor M. Casini(3)
Compensation
Cash severance	$3,493,750	$1,257,671	$1,130,979	$1,080,689	$1,080,801
Long-Term Incentive Compensation
Unvested and Accelerated Share Based Awards	2,415,035	1,139,980	782,827	914,978	622,753
Long-Term Incentive Plan	2,046,776	747,843	933,500	968,637	972,336
Benefits and Perquisites(1)
Medical and Dental Benefits(2)	53,259	52,147	52,939	52,939	—
Total	$8,008,820	$3,197,641	$2,900,246	$3,017,243	$2,675,890

(1)	In addition to the benefits shown, each NEO is entitled to receive outplacement services at the expense of the Company. The amounts to be incurred by the Company for such services would be dependent on the terms and conditions of the services, which would be determined prior to the Change of Control date.

(2)	Medical and dental benefits reflect the lump sum payment to each NEO in the event that the terms of the Company’s Health Plans (as defined in the agreement) do not allow participation subsequent to a Change of Control. In the event the Health Plans do allow participation, such benefits paid by the Company will be dependent on actual claims incurred due to the self-insured nature of the Company’s plans.
(3)	Under the terms of the agreements, medical and dental benefits are reduced to the extent that the individual becomes covered under a group health or dental plan providing comparable benefits. As of December 31, 2010, Mr. Casini did not participate in the Company’s Health Plans, so no amount is disclosed for his medical and dental benefits.

Other than as described above, we do not have any pension, change in control, severance or other post-termination plans or arrangements.

Indemnification

Each of our executive officers is a party to an indemnification agreement with us that assures the officer of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid in any fiscal year by a publicly-held corporation to its chief executive officer and its three other highest compensated officers (other than its chief executive officer and other than its chief financial officer) to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m). We believe that stock options issued under our Equity Incentive Plan and awards issued under our LTIP qualify as “performance-based” compensation, and any amounts paid to our executive officers pursuant to such options or awards would be exempt from the $1 million cap. In the event that our stockholders approve the LKQ Corporation Management Incentive Plan at the 2011 Annual Meeting, the annual bonuses paid to our executive officers under such plan should also be exempt from the $1 million cap.

The 2010 compensation that was not exempt under Section 162(m) for Mr. Holsten, our Co-Chief Executive Officer, exceeded the $1 million cap by $953,640. The compensation that is subject to the $1 million cap paid to our other executive officers did not exceed the cap in 2010. The compensation that is subject to the $1 million cap paid to our executive officers is not expected to exceed the $1 million cap in 2011, except in the case of Mr. Holsten depending on the amount of bonus achieved by him and depending on whether our stockholders approve the LKQ Corporation Management Incentive Plan. Although the Compensation Committee takes into consideration Section 162(m) when making decisions about executive compensation, there is no formal policy regarding the $1 million cap and the compensation of our executive officers.

Risks Relating to our Compensation Policies and Practices

We have undertaken an analysis of our compensation policies and practices to assess whether risks arising from such policies and practices are reasonably likely to have a material adverse effect on our company. The analysis was performed by our management with oversight by the Compensation Committee of our Board of Directors. We analyzed risks relating to the different components of our compensation structure, to the time horizons of our compensation components, to the goals and objectives used to determine performance-based compensation, to the disparate treatment, if any, among compensation policies and practices of our business units, and to any contractual obligations by us to accelerate the payment of compensation. Based on that analysis, we have concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2011 Annual Stockholder Meeting Schedule 14A Proxy Statement, to be filed pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”). Based on the review and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Compensation Committee

A. Clinton Allen

Robert M. Devlin

Ronald G. Foster

John F. O’Brien

EXECUTIVE COMPENSATION—COMPENSATION TABLES

Summary Compensation Table

The following table includes information concerning compensation for the three year period ended December 31, 2010 paid to our Chief Executive Officer, our Chief Financial Officer and our three other highest compensated executive officers (“NEOs”).

Name and Principal Position	Year	Salary (4)	Bonus (5)	Stock Awards (6)	Option Awards (6)	Non-Equity Incentive Plan Compensation (7)	All Other Compensation (8)	Total
Joseph M. Holsten	2010	$650,000	$975,000	—	$764,000	$645,093	$46,954	$3,081,047
President and Chief Executive Officer	2009	$675,000	$975,000	—	$440,000	$639,412	$44,910	$2,774,322
	2008	$650,000	$292,500	$1,530,800	$680,800	$223,437	$39,938	$3,417,475

John S. Quinn	2010	$366,575	$366,575	$—	$382,000	$259,376	$159,780	$1,534,306
Executive Vice President and Chief Financial Officer (1)	2009	$87,500	$91,096	$929,750	$353,200	$59,693	$2,514	$1,523,753
	2008	—	—	—	—	—	—	—

Robert L. Wagman	2010	$350,000	$350,000	—	$382,000	$434,755	$12,204	$1,528,959
Senior Vice President – Operations Wholesale Parts Division (2)	2009	$321,346	$255,219	—	$132,000	$225,367	$11,193	$945,125
	2008	$275,000	$41,250	$382,700	$170,200	$51,562	$10,398	$931,110

Walter P. Hanley	2010	$350,000	$350,000	—	$382,000	$311,768	$17,080	$1,410,848
Senior Vice President – Development and Associate General Counsel	2009	$337,500	$162,533	—	$137,500	$292,827	$61,678	$992,038
	2008	$307,900	$58,500	$478,375	$212,750	$131,250	$11,361	$1,200,136

Victor M. Casini	2010	$341,667	$341,667	—	$191,000	$367,160	$17,012	$1,258,506
Senior Vice President, General Counsel and Secretary (3)	2009	$350,481	$168,784	—	$110,000	$241,458	$9,253	$879,976
	2008	$337,500	$60,750	$382,700	$170,200	$84,375	$9,861	$1,045,386

(1)	Mr. Quinn joined the Company in September 2009. His bonus was prorated in 2009 based on the percentage of the year that he was employed by us.

(2)	Effective as of January 1, 2011, Mr. Wagman’s position changed to President and Co-Chief Executive Officer.

(3)	Mr. Casini divided his time between his position with us and with Flynn Enterprises, Inc. as follows: 75% for us and 25% for Flynn Enterprises in 2008 and 2009. In 2010, he began to devote more of his time to our matters. As of the end of 2010, Mr. Casini’s position with us was full time.

(4)	The base compensation of our executive officers is discussed beginning on page 28.

(5)	Our bonus awards are discussed beginning on page 28.

(6)	The amounts represent the grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Share-based payments (“FASB ASC Topic 718”). See Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards. Our Equity Incentive Plan is discussed beginning on page 29.

(7)	The amounts equal the amount recorded by us to the income statement for accounting purposes in the years presented. Our Long Term Incentive Plan is discussed beginning on page 29.

(8)

The amounts include Company matching contributions under our retirement plans, the amount of life insurance premiums paid by us for the benefit of the NEOs, and the amount we pay to the NEOs as reimbursement for their payment of the premiums for disability insurance. The amounts for each NEO for each such category of compensation are set forth in the table below. In addition, Mr. Holsten’s amount under “Other” below also includes the $25,000 he received each year for serving on the Executive Committee of our Board of Directors. As of January 1, 2011, Mr. Holsten will no longer receive any compensation for his service on the Executive Committee. Mr. Quinn’s amount under “Other” includes a $147,149 reimbursement for moving expenses. Mr. Hanley’s amount under “Other” includes a $50,000 cash bonus authorized by our Compensation Committee on October 6, 2009, in consideration of his role in the successful completion of our transactions with Schnitzer Steel Industries, Inc. that closed on October 1, 2009.

Name	Year	Retirement Plans	Life Insurance Premiums	Disability Insurance Premiums	Other
Joseph M. Holsten	2010	$20,263	$1,260	$431	$25,000
	2009	$18,371	$1,092	$447	$25,000
	2008	$12,730	$1,701	$507	$25,000

John S. Quinn	2010	$10,990	$1,260	$381	$147,149
	2009	$2,423	$91	$—	$—
	2008	$—	$—	$—	$—

Robert L. Wagman	2010	$10,513	$1,260	$431	$—
	2009	$9,654	$1,092	$447	$—
	2008	$8,190	$1,701	$507	$—

Walter P. Hanley	2010	$15,389	$1,260	$431	$—
	2009	$10,139	$1,092	$447	$50,000
	2008	$9,153	$1,701	$507	$—

Victor M. Casini	2010	$15,321	$1,260	$431	$—
	2009	$7,714	$1,092	$447	$—
	2008	$7,653	$1,701	$507	$—

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2010

The following table sets forth information regarding plan-based awards granted by us to the NEOs during the last fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold	Target	Maximum
Joseph M. Holsten	01/08/10	—	—	—	—	80,000	$19.965	$764,000
John S. Quinn	01/08/10	—	—	—	—	40,000	$19.965	$382,000
Robert L. Wagman	01/08/10	—	—	—	—	40,000	$19.965	$382,000
	12/06/10	$612,500	—	$875,000	—	—	—	—
Walter P. Hanley	01/08/10	—	—	—	—	40,000	$19.965	$382,000
	03/17/10	$612,500	—	$875,000	—	—	—	—
Victor M. Casini	01/08/10	—	—	—	—	20,000	$19.965	$191,000
	12/06/10	$612,500	—	$875,000	—	—	—	—

(1)	The amounts disclosed under the “Estimated Future Payouts Under Non-Equity Plan Awards” column represent the revised threshold and maximum payouts for those NEO’s whose existing awards under our Long Term Incentive Plan were amended in 2010.

(2)	The amounts disclosed under the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2010

The following table sets forth information regarding the status of existing equity awards held by the NEOs.

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Joseph M. Holsten	—	30,000	$10.058	1/12/17	—	—
	40,000	40,000	$19.135	1/11/18	—	—
	—	56,000	$11.955	1/9/19	—	—
	8,000	72,000	$19.965	1/8/20	—	—
	—	—	—	—	48,000	$1,090,560
John S. Quinn	8,000	32,000	$18.595	10/1/19	—	—
	4,000	36,000	$19.965	1/8/20	—	—
	—	—	—	—	40,000	$908,800
Robert L. Wagman	4,000	—	$2.188	1/14/13	—	—
	16,000	—	$4.490	1/9/14	—	—
	40,000	—	$4.420	1/14/15	—	—
	18,000	2,000	$9.755	1/13/16	—	—
	14,000	6,000	$10.058	1/12/17	—	—
	36,000	24,000	$18.870	11/1/17	—	—
	10,000	10,000	$19.135	1/11/18	—	—
	7,200	16,800	$11.955	1/9/19	—	—
	4,000	36,000	$19.965	1/8/20	—	—
	—	—	—	—	12,000	$272,640
Walter P. Hanley	36,000	4,000	$9.755	1/13/16	—	—
	35,000	15,000	$10.058	1/12/17	—	—
	12,500	12,500	$19.135	1/11/18	—	—
	7,500	17,500	$11.955	1/9/19	—	—
	4,000	36,000	$19.965	1/8/20	—	—
	—	—	—	—	15,000	$340,800
Victor M. Casini	85,000	—	$2.000	3/6/12	—	—
	50,000	—	$2.188	1/14/13	—	—
	100,000	—	$3.250	10/2/13	—	—
	60,000	—	$4.490	1/9/14	—	—
	60,000	—	$4.420	1/14/15	—	—
	84,000	—	$4.165	1/28/15	—	—
	21,000	9,000	$10.058	1/12/17	—	—
	10,000	10,000	$19.135	1/11/18	—	—
	6,000	14,000	$11.955	1/9/19	—	—
	2,000	18,000	$19.965	1/8/20	—	—
	—	—	—	—	12,000	$272,640

(1)

The grant date of each of the options was ten years prior to the expiration date. Each of the options becomes exercisable with respect to 10% of the number of shares of common stock subject to the option on each six month anniversary of the grant date over a total of five years, except (a) with respect to the options with an expiration date of January 14, 2015, in which case the vesting schedule is June 14, 2005 with respect to 50% of the number of shares of common stock subject to such option and, with respect to an additional 5.555% of the number of shares of common stock subject to such option, January 14, 2006 and each six month anniversary thereafter until January 14, 2010; (b) with respect to the options with an expiration date of January 9, 2014, in which case the vesting schedule was amended in January 2005 to make all unvested shares of common stock subject to the options exercisable on January 10, 2005; and (c) with respect to the options with an expiration date of January 28, 2015, in which case all of such options were immediately exercisable.

(2)	These amounts represent awards of restricted stock. The grant date of each of the awards of restricted stock, excluding the award to Mr. Quinn, was January 11, 2008. The grant date of Mr. Quinn’s award of restricted stock was October 1, 2009. With the exception of Mr. Quinn’s award of restricted stock, the restricted stock vests with respect to 20% of the number of shares of common stock subject to the award on each one year anniversary of the grant date over a total of five years. Mr. Quinn’s restricted stock vests with respect to 10% of the number of shares of common stock subject to the award on each six month anniversary of the grant date over a total of five years.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2010

The following table sets forth information regarding the exercise of stock options by the NEOs and the vesting of restricted stock awards during the last fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joseph M. Holsten	618,000	$9,524,586	16,000	$325,760
John S. Quinn	—	—	10,000	$205,475
Robert L. Wagman	—	—	4,000	$81,440
Walter P. Hanley	182,000	$3,291,419	5,000	$101,800
Victor M. Casini	—	—	4,000	$81,440

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2010

The following table sets forth information regarding the accounts of the NEOs in the retirement plans that supplement our 401(k) plan. These supplemental plans are discussed beginning on page 31.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at Last FYE(4)
Joseph M. Holsten	$47,280	$20,263	$108,183	$(27,629)	$782,650
John S. Quinn	$21,981	$10,990	$1,136	$(5,459)	$35,910
Robert L. Wagman	$31,539	$10,513	$11,228	$(23,343)	$115,593
Walter P. Hanley	$70,527	$15,389	$48,063	$(30,806)	$383,498
Victor M. Casini	$110,035	$15,321	$22,754	$(28,062)	$361,561

(1)	These amounts represent contributions to the supplemental plan by the NEOs from their respective 2010 salaries and 2009 bonuses (paid in 2010) reported in the Summary Compensation Table under the columns entitled “Salary” and “Bonus.”

(2)	These amounts were also reported in the Summary Compensation Table under the column entitled “All Other Compensation.”

(3)	These amounts represent the transfers on behalf of the NEOs from the supplemental plans to our 401(k) plan that are permitted by the tax laws.

(4)	The Aggregate Balance at Last Fiscal Year End column includes money we owe these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it. The following amounts of executive and Company contributions were included in the Summary Compensation Table in prior years: Mr. Holsten—$338,848; Mr. Quinn—$7,269; Mr. Hanley—$251,740; Mr. Wagman—$119,275; and Mr. Casini—$315,579.

OTHER INFORMATION

Principal Stockholders

The following table sets forth, as of March 7, 2011, certain information regarding the beneficial ownership of our common stock by:

•

each person known by us to be the beneficial owner of 5% or more of the outstanding common stock (based solely on a review of filings on Schedule 13G or 13D with the Securities and Exchange Commission);

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

	Shares Beneficially owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
Artisan Partners Holdings LP, 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202 (3)	7,705,700	5.3
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022 (4)	7,675,253	5.3
A. Clinton Allen (5)	311,200	*
Robert M. Devlin	110,000	*
Donald F. Flynn (6)	4,061,458	2.8
Kevin F. Flynn (7)	921,036	*
Ronald G. Foster	26,211	*
Paul M. Meister	331,014	*
John F. O’Brien	60,000	*
William M. Webster, IV (8)	505,000	*
Joseph M. Holsten	330,185	*
Robert L. Wagman	187,600	*
John S. Quinn	70,000	*
Walter P. Hanley	150,000	*
Victor M. Casini	508,668	*
All directors and executive officers as a group (14 persons)	7,577,872	5.1

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise specified, the address of each such person is c/o LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602.

(2)	Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. The numbers and percentages of shares owned by our directors and named executive officers assume in each case that currently outstanding stock options covering shares of common stock of the Company that were exercisable within 60 days of March 7, 2011 had been exercised by that person or group as follows: A. Clinton Allen—160,000; Robert M. Devlin—10,000; Donald F. Flynn—20,000; Kevin F. Flynn—20,000; Ronald G. Foster—20,000; Paul M. Meister—260,000; John F. O’Brien—10,000; William M. Webster, IV—260,000; Joseph M. Holsten—82,000; John S. Quinn—20,000; Walter P. Hanley—113,000; Robert L. Wagman—167,600; Victor M. Casini—487,000; and all directors and executive officers as a group—1,635,100.

(3)	Based solely on a Schedule 13G filed by Artisan Partners Holdings LP on February 10, 2011.

(4)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 7, 2011.

(5)	Includes 4,000 shares held by an IRA, of which Mr. Allen is the beneficiary, and 28,000 shares owned by Mr. Allen’s wife.

(6)	All such shares are owned by DNB, L.P., a Delaware limited partnership wholly-owned by Mr. Flynn. Of these shares, 2,860,684 are pledged as security to financial institutions.

(7)	Includes 889,260 shares owned by the Kevin F. Flynn June, 1992 Non-Exempt Trust, of which Mr. Flynn is a beneficiary and as to which he disclaims beneficial ownership. All of such shares are pledged as security to financial institutions.

(8)	Includes 225,000 shares owned by a trust of which Mr. Webster’s spouse is the trustee and beneficiary and 20,000 shares owned by a trust of which Mr. Webster’s children are the beneficiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of our common stock, to file reports with the SEC regarding their ownership of our common stock and changes in such ownership. Based on our review of copies of these reports, we believe that during 2010 such persons have complied with their filing requirements, except for a sale of 64,716 shares by Mr. Devlin on August 4, 2010 that was reported on a Form 4 filed on August 9, 2010.

Certain Transactions

The Audit Committee charter specifies that the Audit Committee’s responsibilities include the review and approval of all transactions between us and any persons affiliated with us that would be required to be disclosed pursuant to the rules and regulations of the SEC. We have had no such related party transactions since the beginning of fiscal year 2010, and no such related party transactions are currently proposed.

Solicitation of Proxies

Our Board of Directors is soliciting your proxy by mail. Your proxy may also be solicited by our directors, officers or other employees personally or by mail, telephone, facsimile or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them. The entire cost of the solicitation by our Board of Directors will be borne by us.

Delivery of Proxy Materials to Households

Rules of the SEC permit us to use a method of delivery that people often refer to as “householding.” For stockholders who request to receive our proxy materials by mail, householding permits us to mail a single set of proxy materials to any household where two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts, unless we receive contrary instructions from any such stockholder. In addition, certain intermediaries (i.e., brokers, banks or other nominees) have notified us that they will household proxy materials for our 2011 Annual Meeting of stockholders. For voting purposes, these materials will include a separate proxy card for each account at the shared address. We will deliver promptly, if you request orally or in writing, a separate copy of our 2011 Proxy Statement and our 2010 Annual Report to any stockholder at the same address. If you wish to receive a separate copy of our 2011 Proxy Statement and our 2010 Annual Report, then you may contact our Investor Relations Department (a) by mail at LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, (b) by telephone at 877-LKQ-CORP (toll free), or (c) by e-mail at irinfo@lkqcorp.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our proxy statement and annual report may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.

Submitting Your Proposals for the 2012 Annual Meeting

According to the rules of the SEC, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2012 annual meeting of stockholders, you must do so no later than November 18, 2011. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you to properly bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 90 days prior to the meeting date. In the event that we provide less than 70 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the tenth day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the number of shares of our capital stock you beneficially own. In addition, (1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

General

It is important that your proxy be returned promptly. Whether or not you are able to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign and return without delay your proxy card in the enclosed addressed envelope.

By Order of the Board of Directors

Victor M. Casini

Senior Vice President,

General Counsel and Secretary

Appendix A

LKQ CORPORATION

MANAGEMENT INCENTIVE PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan was adopted by the Committee of the Board on March 7, 2011, subject to stockholder approval, and approved by the stockholders as of May 2, 2011.

1.2 Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored deferred compensation plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.7 “Company” means LKQ Corporation, a Delaware corporation, or any successor thereto.

2.8 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.9 “Disability” means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or receipt by a

Participant of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company or an Affiliate.

2.10 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11 “Fiscal Year” means the fiscal year of the Company.

2.12 “Individual Objectives” means quantifiable objectives determined by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include, without limitation, any enumerated Performance Goal, measures related to long-term strategic plans, and measures related to succession plans.

2.13 “Maximum Award” means as to any Participant for any Performance Period, $5 million.

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Period” means any period of time that does not exceed three Fiscal Years, as determined by the Committee in its sole discretion.

2.17 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Shares, (xii) earnings per share, (xiii) earnings yield, (xiv) total stockholder return, (xv) return on capital, (xvi) return on assets, (xvii) product quality, (xviii) economic value added, (xix) number of customers, (xx) market share, (xxi) return on investments, (xxii) profit after taxes, (xxiii) customer satisfaction, (xxiv) business divestitures and acquisitions, (xxv) supplier awards from significant customers, (xxvi) new product development, (xxvii) working capital, (xxviii) Individual Objectives, and (xxix) return on net assets. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis. The Committee shall have the discretion on or before the Determination Date to include or exclude unusual, atypical or non-recurring items in the definition of the Performance Goals.

2.18 “Plan” means the LKQ Corporation Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Shares” means shares of the Company’s common stock.

2.20 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.21 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. Each Payout Formula (a) shall be in writing, (b) shall be based on a comparison of actual performance to the Performance Goals, (c) shall provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) may provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. A Participant must be employed by the Company or one of its subsidiaries or affiliates on the last day of the Performance Period to be eligible for an Actual Award; provided, however, that the Committee, in its sole discretion, may determine that a Participant who incurs a Termination of Employment as a result of death, Disability or retirement prior to the end of the Performance Period may still receive an Actual Award if the Performance Goals for the Performance Period are met. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable following completion of the audit of the Company’s year end financial statements, but in no event later than the last day of the calendar year following the calendar year in which the applicable Performance Period has ended.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in Shares of restricted stock, restricted stock units and/or options granted under the Company’s equity incentive plan. The number of Shares of restricted stock and/or restricted stock units granted shall be determined in the sole and absolute discretion of the Committee and generally shall be determined by dividing the cash amount foregone by either (i) an average of the fair market value of a Share over a period of time prior to the date of grant of the restricted stock or restricted stock units, or (ii) the fair market value of a Share on the date that the cash payment otherwise would have been made, rounded up to the nearest whole number of shares. For this purpose, “fair market value” shall have the same meaning as provided by the applicable equity incentive plan under which the award shall be granted. The number of options granted shall generally be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of shares. Any restricted stock, restricted stock units or options so awarded may be subject to such additional vesting over a period of not more than five years, and/or be subject to additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets all the performance-based compensation requirements of section 162(m) of the Code.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.

6.4 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.6 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.7 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.

8.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.5 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Illinois, but without regard to its conflict of law provisions.

8.6 Section 409A of the Code. It is intended that the Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), pursuant to the requirement that all payments hereunder shall be paid within the applicable short-term deferral period as set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A. The Committee shall administer and interpret the Plan in a manner consistent with this short-term deferral exception and any other regulations or other Internal Revenue Service guidance issued with respect to Section 409A.

8.7 Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.

8.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix B

LKQ Corporation Long Term Incentive Plan

1.        Purpose. The purpose of the LKQ Corporation Long Term Incentive Plan (the “Plan”) is to advance the interests of LKQ Corporation (the “Company”) by providing for long-term performance awards for officers and other key persons of the Company or one or more of its subsidiaries so as to attract and retain such persons, make their compensation competitive with other opportunities, and cause them to strive to increase the Company’s cumulative returns to its stockholders.

2.        Administration. The Plan shall be administered (the “Administrator”) by the Compensation Committee of the Board of Directors of the Company. The Board of Directors of the Company (the “Board”) may hereafter in its discretion designate the Board or a committee thereof to administer the Plan, in which event such other administrator shall be deemed the “Administrator” hereunder.

3.        Participants; Performance Periods; Portion of Awards.

(a)    Participants in the Plan shall be selected by the Administrator.

(b)    For purposes hereof, each “Performance Period” during the term of the Plan shall begin on January 1 and shall terminate on December 31 of the third calendar year ending thereafter. The first Performance Period pursuant to the Plan shall begin on January 1, 2006 and end on December 31, 2008.

(c)    If a person becomes a participant in the Plan during any Performance Period, the participant’s award for such Performance Period shall be prorated to reflect such participant’s actual number of full months of participation; provided, however, such proration shall not be applicable to participants designated by the Administrator on the date of adoption of the Plan by the Compensation Committee of the Board with respect to the first Performance Period.

4.        Performance Awards.

(a)    Subject to Section 4(d) below, each participant in the Plan shall be entitled to a performance award equal to the product of such participant’s annual base salary (as of the last day of the applicable Performance Period) multiplied by such participant’s “Award Percentage” (as defined in Section 4(b) below).

(b)    The Administrator shall assign for each Participant (1) a range of base salary percentages (the “EPS Component”) to a range of EPS Growth percentages; (2) a range of base salary percentages (the “Revenue Component”) to a range of Revenue Growth percentages; and (3) a range of base salary percentages (the “ROE Component”) to a range of ROE Growth points. For purposes of the Plan, the number and percentages assigned to a particular participant pursuant to the immediately preceding sentence shall be collectively referred to as the “Award Components.” A sample Award Component Matrix is attached hereto as Exhibit 1. Each participant’s “Award Percentage” shall mean the sum of (1) the EPS Component that corresponds to the Company’s EPS Growth, (2) the Revenue Component that corresponds to the Company’s Revenue Growth, and (3) the ROE Component that corresponds to the Company’s ROE Growth. For purposes of the Plan:

(i)        “EPS Growth” shall mean the percentage growth of the Company’s diluted net income per share, as disclosed by the Company on its audited financial statements, from the “Base Year” (as defined below) to the “Final Year” (as defined below).

(ii)        “Revenue Growth” shall mean the percentage growth of the Company’s revenue, as disclosed by the Company on its audited financial statements, from the Base Year to the Final Year.

(iii)        “ROE Growth” shall mean the amount (expressed in basis points) by which the Company’s return on equity (total net income for such year divided by the average total stockholders’ equity for the four quarters of such year) for the Final Year exceeds the Company’s return on equity for the Base Year.

(iv)        “Base Year” shall mean the year ended December 31 in the year immediately preceding the applicable Performance Period.

(v)        “Final Year” shall mean the year ended on the last day of such Performance Period.

(c)    In the event of any change in corporate capitalization of the Company, such as a stock split, stock dividend or other distribution of stock, a proportionate adjustment shall be made to the calculation of the awards granted hereunder.

(d)    Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by any individual whose total compensation for any year exceeds the amount specified by Section 162(m) of the Internal Revenue Code of 1986, as amended, if any portion of such participant’s compensation would otherwise be non-deductible by the Company pursuant to that Section:

(i)        Each such participant’s performance award for any Performance Period shall be based solely on the achievement of the goals applicable pursuant to Section 4 (b) above.

(ii)        With respect to each such participant, no bonus shall be payable hereunder except upon written certification by the Administrator that the applicable performance goals have been satisfied to a particular extent.

(iii)        The specific performance goals to be attained for the year shall be determined by a committee consisting of at least two members of the Board each of whom shall qualify as an “outside director” (within the meaning of Section 162(m) of the Code).

(iv)        The specific performance goals shall be established by such committee no later than 90 days after the beginning of the Performance Period to which they relate.

5.        Cash and Deferred Awards.

(a)    Performance awards for each Performance Period shall be payable as follows:

(i)        An amount equal to 50% of the performance award (the “Cash Award”) shall be paid in cash as soon as practicable after the end of the Performance Period (but in no event later than March 15 of the year following the end of the Performance Period); and

(ii)        An amount equal to 50% of the performance award (the “Deferred Award”), including interest thereon as set forth in Section 6 hereof, shall be paid in cash as soon as practicable after the date of vesting (but in no event later than March 15 of the year following the date of vesting), determined pursuant to Section 7 hereof.

(b)    Subject to Section 4(c) above, the maximum amount of a performance award that may be awarded pursuant to Section 4(b) hereof to a participant with respect to any Performance Period pursuant to this Plan shall be limited to $3,000,000. The Deferred Award portion of each performance award shall accrue interest as contemplated by Section 6 hereof.

6.        Interest on Deferred Award. An amount equal to the Deferred Award granted to each participant pursuant hereto shall be credited to a bookkeeping account maintained by the Company in the name of each participant (a “Deferred Account”) as of the last day of each Performance Period with respect to which a Deferred Award is payable. The portions of a participant’s Deferred Award shall accrue interest from the first day after the end of the applicable Performance Period until the date such portion has vested, at a rate per annum equal to the Prime Rate (as published in The Wall Street Journal) adjusted quarterly on the first day of each January, April, July and October.

7.        Vesting.

(a)    A participant whose employment with the Company or one of its subsidiaries is terminated during any Performance Period shall not be entitled to the payment of a performance award under the Plan for such Performance Period.

(b)    A participant’s right to receive a Cash Award for any Performance Period shall vest on the close of business on the last day of such Performance Period.

(c)    A participant’s right to receive a Deferred Award or any portion thereof for any Performance Period shall vest with respect to one-third of the Deferred Award on each one year anniversary of the end of the Performance Period to which the Deferred Award relates, over a total of three years; provided that if the participant is not an employee of the Company or one of its subsidiaries on any such date, then such award or any portion thereof shall not vest, except as hereinafter provided. If the participant is not an employee of the Company or one or more of its subsidiaries on any such date as a result of the participant’s normal retirement at the age of 65, death or total disability, the participant or his beneficiary designated pursuant to Section 10 hereof shall be entitled to payment of the entire Deferred Award as soon as practicable after such attainment of normal retirement age, death or total disability. An individual shall be deemed to have suffered a “total disability,” pursuant to §409A(a)(2)(C) of the Code, if the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or metal impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period not less than three (3) months under an accident and health plan covering employees of the Company.

8.        Change of Control. In the event of a Change of Control of the Company, (i) each Performance Period which has not yet ended shall end as of the calendar quarter coincident with or next following the date of such Change of Control, (ii) each unpaid Cash Award from such Performance Periods and each unpaid Deferred Award from such Performance Periods and from prior Performance Periods shall vest as of the close of the business on the last day of each such Performance Period (as determined in accordance with clause (i)), (iii) the Administrator shall cause the performance awards payable to participants to be promptly calculated, and (iv) the Company shall pay such performance awards to participants as promptly as practicable following the Administrator’s determination, notwithstanding any Plan provision to the contrary. In calculating the performance awards payable to participants in connection with a Change in Control, the Administrator shall (a) decrease the Award Components on a pro rata basis to account for the decreased length of the applicable Performance Period, and (b) discount the performance awards to account for the time value of money as required by Section 162(m) of the Code. For purposes of Section 8, Change of Control shall have the same meaning as defined in IRS Prop. Reg. Sec. 1.409A-3(g)(5). Notwithstanding the foregoing, Change of Control shall have the same meaning as defined in the Company’s 1998 Equity Incentive Plan, as amended from time to time, solely with respect to Cash Awards.

9.        Participants’ Interest. A participant’s benefits hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.

10.        Designation of Beneficiaries. A participant from time to time may name in writing any person or persons (who may be named concurrently, contingently or successively) to whom his or her benefits are to be paid if he or she dies before complete payment of such benefits. Each such beneficiary designation will revoke all prior designations by the participant with respect to the Plan, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Administrator, and will be effective only when filed with the Administrator during the participant’s lifetime. If the participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the participant dies before the date of the participant’s death or before complete payment of the participant’s benefits, the Company, in its discretion, may pay the remaining unpaid portion of the participant’s benefits to either (i) one or more of the participant’s relatives by blood, adoption or marriage and in such proportion as the Company determines; or (ii) the legal representative or representatives of the estate of the last to die of the participant and his or her designated beneficiary.

11.        Facility of Payment. If a participant or his or her beneficiary is entitled to payments under the Plan and in the Company’s opinion such person becomes in any way incapacitated so as to be unable to manage his or her financial affairs, the Company may make payments to the participant’s or such beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for such person’s benefit, or the Company may make payments for the benefit of the participant or beneficiary in any manner that it considers advisable. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment hereunder.

12.        Non-Alienation of Benefits. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company’s consent.

13.        Withholding for Taxes. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state’s income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

14.        No Employment Rights. The Plan is not a contract of employment and participation in the Plan will not cause any participant to have any rights to continue as an employee of the Company (or any affiliated entity), or any right or claim to any benefit under the Plan, unless the right or claim has specifically vested under the Plan.

15.        Administrator or Company Determinations Final. Each determination provided for in the Plan shall be made by the Administrator or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Administrator or the Company. Any such determination shall be conclusive. The Administrator, in its sole and absolute discretion, may reduce, but not increase, the amount of any award otherwise payable to a participant, based on any subjective or objective factors that the Administrator determines to be appropriate. Notwithstanding any other provisions of the Plan to the contrary, neither the Company nor the Administrator is empowered to make any determinations hereunder that cause the Plan to fail to comply with the requirements of Section 162(m) of the Code.

16.        Amendment or Termination. The Administrator may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant’s right to receive a vested award under the Plan.

17.        Successors. Unless otherwise agreed to, the Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

18.        Controlling Law. The Plan shall be constructed in accordance with the internal laws of the State of Illinois, and shall be operated and administered in accordance with §409A of the Code, to the extent applicable.

19.        Date of Adoption. The Plan has been adopted by the Compensation Committee of the Board as of January 27, 2006, subject to stockholder approval, and by the stockholders of the Company as of May 8, 2006.

Exhibit 1

Award Component Matrix

Participant: Performance Period:

EPS GROWTH (%)	EPS COMPONENT (%)

REVENUE GROWTH (%)	REVENUE COMPONENT (%)

ROE GROWTH (basis points)	ROE COMPONENT (%)

Appendix C

LKQ CORPORATION

1998 EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. LKQ CORPORATION, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the LKQ 1998 Equity Incentive Plan (hereinafter referred to as the “Plan”) as set forth in this document. The Plan became effective as of February 13, 1998 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 PURPOSE OF THE PLAN. The purpose of this Plan is to benefit the Company and its subsidiaries and affiliated companies by enabling the Company to offer to certain present and future executives, key personnel and other persons affiliated with the Company stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their relationship with the Company or subsidiaries or affiliated companies.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan provisions.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

“AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, RSUs, Performance Shares or Performance Units.

“AWARD AGREEMENT” means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Awards granted under this Plan. The Participant’s acceptance of the terms of the Award Agreement shall be evidenced by his or her continued employment without written objection before any exercise or payment of the Award. If the Participant objects in writing, the grant of the Award shall be revoked.

“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Company.

“CAUSE” shall mean, with respect to termination of a Participant’s employment, consulting arrangement or other affiliation, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

(i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words) or a “cause” termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment or consulting arrangement is due to the willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s Disability), the Participant’s dishonesty or theft, the Participant’s violation of any obligations or duties under any employee agreement, or the Participant’s gross negligence or willful misconduct; or

(ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

“CHANGE OF CONTROL” of the Company shall mean:

(a) the Company is merged or consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person or group (as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the issued and outstanding shares of voting securities of the Company; or

(d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

“COMMITTEE” means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Awards.

“COMMON STOCK” means the common stock of the Company.

“COMPANY” means LKQ Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 17 herein.

“DIRECTOR” means any individual who is a member of the Board of Directors of the Company.

“DISABILITY” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.1 hereof.

“EMPLOYEE” means any employee of the Company or any Subsidiary.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“FAIR MARKET VALUE” means (a) if the Common Stock is not listed or traded on a stock exchange or market, the value of the Common Stock determined in good faith by the Committee; or (b) if the Common Stock is listed or traded on a stock exchange or market, (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, means as of the date of the Award, the average of the closing sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading dates immediately preceding such date; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld in payment of the Option Price or to pay taxes due on an Award, or for purposes of the exercise of any SAR or conversion of a Performance Unit, means the average of the high and low sales prices of the Common Stock on the applicable stock exchange or market (as reported in THE WALL STREET JOURNAL, Midwest Edition) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

“FREESTANDING SAR” means a stock appreciation right that is granted independently of any Options, as described in Article 7 herein.

“GOOD REASON” shall mean, with respect to the termination of a Participant’s employment or consulting arrangement,

(i) in the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “good reason” (or similar words) or a “good reason” termination would not be permitted under such agreement at that time because other conditions were not satisfied, a voluntary termination of an employment or consulting arrangement due to “good reason” as the Committee, in its sole discretion, decides to treat as a “Good Reason” termination; or

(ii) in the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Award that defines “good reason” (or similar words) and a “good reason” termination would be permitted under such agreement at that time, the termination of an employment or consulting arrangement is or would be deemed to be for “good reason” (or similar words) as defined in such agreement.

“INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

“INSIDER” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

“NAMED EXECUTIVE OFFICER” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

“NONQUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Section 422 of the Code.

“OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

“OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“PARTICIPANT” means a Person who or which has outstanding an Award granted under the Plan.

“PERFORMANCE-BASED EXCEPTION” means the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code.

“PERFORMANCE PERIOD” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

“PERFORMANCE SHARE” means an Award granted to a Participant, as described in Article 9 herein.

“PERFORMANCE UNIT” means an Award granted to a Participant, as described in Article 9 herein.

“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein. Except as provided in Article 8 herein, the Period of Restriction shall be a minimum of one year for Awards that include a performance-based condition or restriction and a minimum of three years for Awards that do not include a performance-based condition or restriction.

“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 8 herein.

“RETIREMENT” means the Participant’s termination of employment with the Company or its Subsidiaries under circumstances which the Committee determines, in its sole discretion, that qualify as a Retirement termination from the Company.

“RSU” means an Award of restricted stock units granted to a Participant pursuant to Article 8A hereof.

“SHARES” means shares of Common Stock of the Company.

“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

“SUBSIDIARY” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

“TANDEM SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

ARTICLE 3

ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 SHARES AVAILABLE FOR AWARDS. The aggregate number of Shares which may be issued for or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 43,000,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon (a) a payout of a Freestanding SAR, Tandem SAR, or Restricted Stock award in the form of cash; (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or (c) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, then the number of Shares underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

4.2 INDIVIDUAL PARTICIPANT LIMITATIONS. Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, RSUs, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 300,000.

(b) The maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year which may be made to any Participant shall be $1,000,000.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, and other Persons affiliated with the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under the provisions of Section 422 of the Code.

6.3 OPTION PRICE. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Award Agreement.

6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a) in cash or its equivalent,

(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

(c) by a combination of (a) and (b).

The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

In connection with the exercise of Options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF RELATIONSHIP. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant’s Option Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall termination immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the Option, unless the termination was for Cause.

(b) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

(c) Subject to Article 14, in the event of termination of a Participant’s employment, consulting arrangement or other affiliation due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the Option.

(d) Subject to Article 14, in the event of termination of a Participant’s employment, consulting arrangement or other affiliation due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the Option.

6.9 NONTRANSFERABILITY OF OPTIONS.

(a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee shall designate, at the time of grant, the grant price of Freestanding SARs which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not subsequently be changed by the Committee except pursuant to Section 4.3 hereof.

7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 TERM OF SARs. The term of an SAR granted under the plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 TERMINATION OF RELATIONSHIP. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 14, in the event that a Participant’s SAR Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all SARs held by the Participant shall expire and all rights thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all SARs to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the SAR, unless the termination was for Cause.

(b) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all SARs shall immediately become fully vested on the date of termination.

(c) Subject to Article 14, in the event of termination of a Participant’s employment, consulting arrangement or other affiliation due to death or Disability, all SARs in which the Participant has a vested right upon termination shall be exercisable until the expiration date of the SAR.

(d) Subject to Article 14, in the event of termination of a Participant’s employment, consulting arrangement or other affiliation due to Retirement, all SARs in which the Participant has a vested right upon termination shall be exercisable for the lesser of (i) three years following the date of termination or (ii) the expiration date of the SAR.

7.8 NONTRANSFERABILITY OF SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8

RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting which may or may not be following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.7 TERMINATION OF RELATIONSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination. Subject to Article 14, in the event that a Participant’s Restricted Stock Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death or Disability, all Shares of Restricted Stock which are unvested at the date of termination shall be forfeited to the Company.

(b) Unless the Award qualifies for the Performance-Based Exception, in the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all Shares of Restricted Stock of such participant shall immediately become fully vested on the date of termination and the restrictions shall lapse.

ARTICLE 8A

RESTRICTED STOCK UNITS

8A.1 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units (“RSUs”) to Participants in such amounts as the Committee shall determine.

8A.2 RESTRICTED STOCK UNIT AGREEMENT. Each RSU grant shall be evidenced by an Award Agreement that shall specify (i) the Participant to whom the Award shall be made, (ii) the number of RSUs that are subject to the Award, (iii) the time that the Award shall be granted, (iv) any conditions under which such Award shall be subject to forfeiture, (v) the duration of the period of time during which the Award remains subject to conditions that might result in forfeiture (the “Vesting Period”), (vi) if a condition of any Award relates to continued employment, the employers in whose employment the Participant must remain in order for the Vesting Period with respect to such Award to lapse, and (vii) such other provisions as the Committee shall determine. The number of RSUs granted to any Participant under any Award shall be credited, as of the date of such Award, to an account maintained on behalf of the Participant on the books of the Company. For all purposes of the Plan, the account maintained by the Company for each Participant shall constitute conclusive evidence of the Participant’s Awards under the Plan, absent manifest error.

8A.3 TERMS AND CONDITIONS OF AWARD. RSUs granted to Participants under the Plan shall be subject to the following terms and conditions:

(i) No Award and no right under any such Award may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution, until the lapse of the applicable Vesting Period (if any) and satisfaction of any other conditions specified by the Committee;

(ii) Subject to the limitations of the Plan and any other terms and conditions applicable to a particular Award, at the end of the Vesting Period applicable to any RSUs, each such whole unit (except for any RSU canceled to pay withholding taxes) shall automatically and without further action by the Company be converted into one share of Common Stock (subject to adjustment as provided in Section 4.3) and the Participant shall thereupon become a record holder of each such share for all purposes. As promptly as practicable thereafter, the Company shall issue to the Participant (or his or her legal representative, beneficiary or heir) certificates for the shares of Common

Stock issued upon such conversion. No fractional shares of Common Stock shall be issued pursuant to this Plan or any Award and instead cash will be paid in lieu of any fractional shares on such basis as is determined by the Committee; and

(iii) At no time prior to the conversion of RSUs into shares of Common Stock shall a Participant be entitled to any rights as a stockholder of the Company in respect of such RSUs or the shares of Common Stock into which such RSUs may be converted, including the right to receive dividends in respect of, or to vote, any such shares of Common Stock.

8A.4 TERMINATION OF RELATIONSHIP. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested RSUs following termination of the Participant’s employment or other relationship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all RSUs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, including, but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however, that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of RSUs which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination. Subject to Article 14, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) In the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated for any reason other than death or Disability, all RSUs of such Participant that are unvested at the date of termination shall be forfeited to the Company.

(b) Unless the Award qualifies for the Performance-Based Exception, in the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated due to death or Disability, all RSUs of such Participant shall immediately become fully vested on the date of termination and all restrictions shall lapse.

8A.5 DEFERRAL OF VESTING RSUs. The Committee may permit a Participant to defer the compensation that would otherwise be recognized upon vesting of RSUs by filing (or completing online if such form is electronic) an election to defer (in a form specified by the Company) with the Company that specifies the later fixed date on which the RSUs will be paid and distributed to the Participant. A Participant may make multiple subsequent deferral elections under this paragraph for any given vested RSUs but any time requirements set forth herein must be separately satisfied with respect to each subsequent deferral election. All deferral elections must comply, at all times, with Code Section 409A, any regulations issued with respect to Code Section 409A and any other guidance issued by the Internal Revenue Service and authoritative on the issue.

ARTICLE 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be referred to as a “Performance Period” and the Performance Period shall be a minimum of one year.

9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function to the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. (a) Except as provided below, payment of earned Performance Units/Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b) At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with the terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit/Share Award.

(c) At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned but not yet distributed to Participants in connection with grants of Performance Units and/or Performance Shares (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

9.5 TERMINATION OF RELATIONSHIP. Subject to Article 14, in the event a Participant’s employment or other relationship with the Company and/or its Subsidiaries is terminated during a Performance Period for any reason other than death, Disability or Retirement, all Performance Units/Shares shall be forfeited by the Participant to the Company. Subject to Article 14, in the event a Participant’s employment, consulting arrangement or other affiliation with the Company and/or its Subsidiaries is terminated during a Performance Period due to death, Disability or Retirement, the Participant shall receive a prorated payout of the Performance Units/Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Subject to Article 14, unless the Committee determines otherwise in the event of a termination due to death, Disability or Retirement payment of earned Performance Units/Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.6 NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by a Participant or the Participant’s legal representative.

ARTICLE 10

PERFORMANCE MEASURES

(a) Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue, primary or fully-diluted earnings per Share, pretax income, cash flow from operations, total cash flow, return on equity, return on capital, return on assets, net operating profits after taxes, economic value added, total stockholder return or return on sales, or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business, or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit, under one or more of such measures.

(b) The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

(c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and, thus, which use performance measures other than those specified above.

ARTICLE 11

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12

DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to RSUs (as provided in Section 8A.5) or with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13

RIGHTS OF EMPLOYEES, CONSULTANTS AND OTHERS

13.1 EMPLOYMENT, CONSULTING OR OTHER ARRANGEMENTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment, consulting arrangement or other affiliation at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement or other affiliation with the Company or any Subsidiary. For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting or other services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting or other arrangement or an interruption of the continuity thereof. Conversion of a Participant’s employment relationship to a consulting or other arrangement shall not result in termination of previously granted Awards.

13.2 PARTICIPATION. No Employee, consultant or other affiliated Person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

CHANGE OF CONTROL

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b) Any Period of Restriction and other restrictions imposed on Restricted Shares and RSUs shall lapse; and

(c) Unless otherwise specified in a Participant’s Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation. The Board may not, without shareholder approval, (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of securities which may be issued upon the Plan, or (iii) materially modify the requirements for participation in the Plan.

15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 16

WITHHOLDING

16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

ARTICLE 18

LEGAL CONSTRUCTION

18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if as if the illegal or invalid provision had not been included.

18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5 GOVERNING LAW. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

LKQ CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
Please complete, date, sign and mail this proxy card in the enclosed postage-prepaid envelope.

You can vote in one of two ways:
1) By Internet, 2) By Mail.
IF YOU ARE NOT VOTING BY INTERNET, COMPLETE BOTH SIDES OF THE PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
IST Shareholder Services 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606
If you plan to personally attend the Annual Meeting of Stockholders please check the box below and list the names of attendees.
To change the address on your account, please check the box below and indicate your new address. Please note that changes to the registered name(s) on the account may not be submitted via this method.

I/We do plan to attend. ☐ Change of address. ☐

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.    Read the accompanying Proxy Statement.

2.    Visit our Internet voting site at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Saturday, April 30, 2011 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

(continued on reverse side)

LKQ CORPORATION	REVOCABLE PROXY - LKQ CORPORATION Annual Meeting of Stockholders, May 2, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of LKQ Corporation, a Delaware corporation, does (do) hereby constitute and appoint Walter P. Hanley and Matthew J. McKay, and each of them, the true and lawful attorneys-in-fact of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois, on Monday, May 2, 2011 at 1:30 p.m., local time, and at any continuation or adjournment thereof, and to vote all the shares of LKQ Corporation that the undersigned is entitled to vote, as fully as the undersigned might or could do if personally present at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS LISTED BELOW, “FOR” PROPOSALS 2 THROUGH 6, AND FOR “1 YEAR” WITH RESPECT TO PROPOSAL 7.

	1.	Election of Directors — Nominees:	FOR	VOTE WITHHELD		FOR	VOTE WITHHELD
		01 A. Clinton Allen	☐	☐	06 Ronald G. Foster	☐	☐
		02 Victor M. Casini	☐	☐	07 Joseph M. Holsten	☐	☐
		03 Robert M. Devlin	☐	☐	08 Paul M. Meister	☐	☐
		04 Donald F. Flynn	☐	☐	09 John F. O’Brien	☐	☐
		05 Kevin F. Flynn	☐	☐	10 William M. Webster, IV	☐	☐
This proxy when properly executed will be voted in accordance with the specifications made by the stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR THE NOMINEES SET FORTH ABOVE, FOR PROPOSALS 2 THROUGH 6, FOR “ONE YEAR” WITH RESPECT TO PROPOSAL 7, AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.	2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of LKQ Corporation for the fiscal year ending December 31, 2011.				☐ FOR	☐ AGAINST	☐ ABSTAIN
	3.	Approval of the LKQ Corporation Management Incentive Plan.				☐ FOR	☐ AGAINST	☐ ABSTAIN
	4.	Re-approval of the LKQ Corporation Long Term Incentive Plan.				☐ FOR	☐ AGAINST	☐ ABSTAIN
	5.	Approval of an amendment to the LKQ Corporation 1998 Equity Incentive Plan increasing the number of shares available for issuance under the plan by 15,000,000.				☐ FOR	☐ AGAINST	☐ ABSTAIN
	6.	Approval, on an advisory basis, of the compensation of our named executive officers.				☐ FOR	☐ AGAINST	☐ ABSTAIN
	7.	Advisory vote on the frequency of holding an advisory vote
		on executive compensation.			☐1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN
	8.	With discretionary authority upon such other matters as may properly come before the Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 17, 2011, and a copy of the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2011. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and by filing this proxy with the Secretary of the Company, gives notice of such revocation.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ATTENTION SHAREHOLDERS

INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

•	Why use the Internet
–	Internet Voting is timelier.
–	It saves the Company ever-rising cost of business reply postage.
–	You can change your vote by re-voting at any time prior to Saturday, April 30, 2011 at 11:59 p.m. Central Time.
–	It is simple and easy to use.

•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:
http://www.ilstk.com - click on “Shareholder Services” and select “Internet Voting”

.	LKQ CORPORATION ANNUAL MEETING FOR STOCKHOLDERS AS OF 3/7/11 TO BE HELD ON 5/2/11 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Your vote is important. Thank you for voting.

To vote by Internet

1)    Read the Proxy Statement and have the voting instruction form below at hand.

2)    Go to website www.proxyvote.com.

3)    Follow the instructions provided on the website.

To vote by Telephone

1)    Read the Proxy Statement and have the voting instruction form below at hand.

2)    Call 1-800-454-8683.

3)    Follow the instructions.

To vote by Mail

1)    Read the Proxy Statement.

2)    Check the appropriate boxes on the voting instruction form below.

3)    Sign and date the voting instruction form.

4)    Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M31368-P07400

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting. The following material is available at www.proxyvote.com: Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K

The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:				☐	☐	☐

01)	A. Clinton Allen	06)	Ronald G. Foster				☐
02)	Victor M. Casini	07)	Joseph M. Holsten			PLEASE “X” HERE ONLY IF YOU PLAN TO
03)	Robert M. Devlin	08)	Paul M. Meister			ATTEND THE MEETING AND VOTE THESE
04)	Donald F. Flynn	09)	John F. O’Brien			SHARES IN PERSON
05)	Kevin F. Flynn	10)	William M. Webster, IV

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of LKQ Corporation for the fiscal year ending December 31, 2011.							☐	☐	☐

3. Approval of the LKQ Corporation Management Incentive Plan.							☐	☐	☐

4. Re-approval of the LKQ Corporation Long Term Incentive Plan.							☐	☐	☐

5. Approval of an amendment to the LKQ Corporation 1998 Equity Incentive Plan increasing the number of shares available for issuance under the plan by 15,000,000.							☐	☐	☐

6. Approval, on an advisory basis, of the compensation of our named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:						1 Year	2 Years	3 Years	4 Years

7. Advisory vote on the frequency of holding an advisory vote on executive compensation.						☐	☐	☐	☐

8. With discretionary authority upon such other matters as may properly come before the Meeting.

Where no contrary choice is indicated by the stockholder, this proxy, when returned, will be voted for the nominees set forth above in proposal 1, for proposals 2 through 6, for “1 year” with respect to proposal 7, and with discretionary authority upon such other matters as may properly come before the meeting:

Signature [PLEASE SIGN WITHIN BOX]			Date

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 02, 2011
LKQ CORPORATION	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 07, 2011
	Date: May 02, 2011	Time: 1:30 PM CST
Location: 135 South LaSalle Street
43rd Floor
Chicago, Illinois 60603

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report        2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:             sendmaterial@proxyvote.com

  *  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2011 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

Voting items
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors Nominees
01	A. Clinton Allen	02	Victor M. Casini	03	Robert M. Devlin	04	Donald F. Flynn	05	Kevin F. Flynn
06	Ronald G. Foster	07	Joseph M. Holsten	08	Paul M. Meister	09	John F. O’Brien	10	William M. Webster, IV
The Board of Directors recommends you vote FOR the following proposal(s):
2	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of LKQ Corporation for the fiscal year ending December 31, 2011.
3	Approval of the LKQ Corporation Management Incentive Plan.
4	Re-approval of the LKQ Corporation Long Term Incentive Plan.
5	Approval of an amendment to the LKQ Corporation 1998 Equity Incentive Plan increasing the number of shares available for issuance under the plan by 15,000,000.
6	Approval, on an advisory basis, of the compensation of our named executive officers.
The Board of Directors recommends you vote 1 YEAR on the following proposal:
7	To recommend, by non-binding vote, the frequency of holding an advisory vote on executive compensation.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Job # Envelope # Sequence # # of # Sequence #